SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant |X|
    Filed by a Party other than the Registrant |_|

    Check the appropriate box:
    |X|  Preliminary Proxy Statement
    |_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    |_|  Definitive Proxy Statement
    |_|  Definitive Additional Materials
    |_|  Soliciting Material Pursuant to Rule 14a-12

TRAVELERS PROPERTY CASUALTY CORP.
--------------------------------------------------------------------------------
(Name of Registrant as Specified In Its Charter)

N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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

     (5) Total fee paid:

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|_|  Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (4) Date Filed:

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                                       ii

                                                                PRELIMINARY COPY

[LOGO] TRAVELERS(SM)

Travelers Property Casualty Corp.
One Tower Square
Hartford, CT 06183

March 17, 2003


Dear Shareholder:

We cordially invite you to attend Travelers Property Casualty Corp.'s annual shareholders' meeting to be held on April 24, 2003 at 10:00 a.m. at the Wadsworth Atheneum, 600 Main Street, Hartford, Connecticut. This is our first shareholders' meeting since becoming a public company in March 2002, when we completed our initial public offering, and since becoming an independent public company in August 2002 when Citigroup completed its spin-off of Travelers.

At the meeting, shareholders will vote on a number of important matters. Please take the time to carefully read each of the proposals described in the attached proxy statement.

Thank you for your support of our company.

Sincerely,


Robert I. Lipp
Chairman of the Board and
Chief Executive Officer

--------------------------------------------------------------------------------
    This proxy statement and the accompanying proxy card are being mailed to Travelers Property Casualty Corp. shareholders beginning about March 17, 2003.

[LOGO] TRAVELERS(SM)

Travelers Property Casualty Corp.
One Tower Square
Hartford, CT 06183

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

Travelers Property Casualty Corp.'s (Travelers) annual shareholders' meeting will be held on Thursday, April 24, 2003 at 10:00 a.m. at the Wadsworth Atheneum, 600 Main Street, Hartford, Connecticut.

At the meeting, shareholders will be asked to


o     Elect four members of Travelers board of directors;

o     Approve the Travelers Property Casualty Corp. 2002 Stock Incentive Plan;

o Approve the Travelers Property Casualty Corp. Executive Performance Compensation Plan;

o     Approve certain amendments to Travelers certificate of incorporation

o Ratify the selection of KPMG LLP as Travelers independent auditors for 2003; and

o     Consider any other business properly brought before the meeting.

The close of business on February 24, 2003 is the record date for determining shareholders entitled to notice of and to vote at the annual meeting. A list of these shareholders will be available at Travelers headquarters, One Tower Square, Hartford, Connecticut, before the annual meeting.

Please sign, date and promptly return the enclosed proxy card in the enclosed envelope, or vote by telephone or internet (instructions are on your proxy card), so that your shares will be represented whether or not you attend the annual meeting.

By order of the board of directors


James M. Michener
Secretary
March 17, 2003

Contents                                            Page

About the Annual Meeting

How We Have Done
  Annual report
  Cumulative total return

Stock Ownership

Item 1 - Election of Directors

The Class I Nominees
  Directors Continuing in Office
  Corporate Governance
  Director Independence
  Meetings of the Board of Directors
  Committees of the Board of Directors
  Directors' Compensation
  Audit Committee Report

Executive Compensation
  Report on Executive Compensation by the
  Compensation and Governance Committee
  Compensation Tables
  Retirement Plans

Item 2 - Approval and Adoption of the
  Travelers Property Casualty Corp. 2002 Stock
  Incentive Plan

Item 3 - Approval and Adoption of the
  Travelers Property Casualty Corp. Executive
  Performance Compensation Plan

Item 4 - Approval of Certain Amendments to
  Travelers Certificate of Incorporation

Item 5 - Ratification of Selection of
  Independent Auditors

Certain Relationships and Transactions

Relationships with Citigroup

Submission of Future Shareholder Proposals

Cost of Annual Meeting and Proxy Solicitation

Section 16(a) beneficial ownership reporting compliance

Annex A - Audit Committee Charter

Annex B - Travelers Property Casualty Corp. 2002 Stock Incentive Plan

Annex C - Travelers Property Casualty Corp. Executive Performance Compensation
          Plan

Annex D - Proposed amendments to the certificate of incorporation

About the annual meeting

Our first annual meeting.

This is the first annual shareholders' meeting of Travelers Property Casualty Corp. ("Travelers", "we" or "our") since we completed our initial public offering of our Class A common stock in March 2002 ("IPO"). In August 2002, Citigroup Inc., our former parent company, distributed to its own shareholders most of our shares of Class A common stock and Class B common stock that Citigroup owned (the "Spin-off"). As a result, Citigroup no longer controls us, and we are an independent public company.

Who is soliciting my vote?

The board of directors of Travelers is soliciting your vote at the 2003 annual meeting of Travelers shareholders.

What will I be voting on?

      o     Election of four members of Travelers board of directors (see page
            __);
      o Approval of the Travelers Property Casualty Corp. 2002 Stock Incentive Plan (see page --);
      o Approval of the Travelers Property Casualty Corp. Executive Performance Compensation Plan (see page __);
      o Approval of certain amendments to Travelers certificate of incorporation (see page --);
      o Ratification of the selection of KPMG LLP as Travelers independent auditors for 2003 (see page __).

How many votes do I have?

You will have one vote for each share of Travelers Class A common stock, and seven votes for each share of Travelers Class B common stock, you owned on February 24, 2003 (the record date).

How many votes can be cast by all shareholders?

[4,003,333,892] consisting of

      o one vote for each of Travelers [503,835,960] shares of Class A common stock that were outstanding on the record date, and

      o Seven votes for each of Travelers [499,928,276] shares of Class B common stock that were outstanding on the record date.

The Class A and Class B common stock will vote as a single class on all matters scheduled to be voted on at the annual meeting. There is no cumulative voting.

How many votes must be present to hold the meeting?

A majority of the votes that can be cast, or [2,001,666,947] votes, are required for a quorum.

How many votes are needed to elect directors and to approve the other proposals?

Directors are elected by a plurality of the votes cast. Each other matter submitted to the shareholders will be approved if the votes cast in favor exceed the votes cast against the matter.

Does any single shareholder control as much as 5% of any class of Travelers stock?

Based on Schedules 13G filed with the Securities and Exchange Commission ("SEC") and/or information available to Travelers, the only shareholders known to us to control as much as 5% of the Class A or Class B common stock are:

                                Number of shares         Percentage of class         Percentage of           Percentage voting
                               beneficially owned       beneficially owned (a)       shares of both            power of both
                            ------------------------    ----------------------      classes of common        classes of common
Beneficial owner             Class A        Class B     Class A      Class B       stock outstanding (a)    stock outstanding (a)
----------------------------------------------------------------------------------------------------------------------------------
Citigroup Inc.              52,107,114    53,698,465      10.3%        10.7%               10.6%                   10.7%
399 Park Avenue
New York, New
York 10043 (b)

AXA Financial,              58,101,628             0      11.5%           0                 5.8%                    1.4%
Inc.                                                      10.3%           0
1290 Avenue of
the Americas,
New York, New
York 10104 (c)

J.P. Morgan                 26,536,271             0       5.2%           0                 2.6%                    0.6%
Chase & Co.
270 Park Avenue
New York, NY
10017 (d)

State Street                         0    30,959,309         0          6.2%                3.1%                    5.4%
Bank and Trust
Company, Trustee
225 Franklin
Street
Boston, MA
02110 (e)

FMR Corp.                   35,940,842             0       7.1%           0                 3.6%                    0.9%
82 Devonshire
Street
Boston, MA
02109 (f)

Barclay's Global                     0    34,397,105         0          6.9%                3.4%                    6.0%
Investors, NA
45 Fremont Street
San Francisco,
CA  94105 (g)

(a) Based on the number of shares of common stock entitled to vote as of the record date.
(b) These numbers are based upon the beneficial ownership, as of December 31, 2002, that Citigroup has reported in its Schedule 13G filings. Of the Class A and Class B shares Citigroup beneficially owns, 2,156,779 shares of Class A common stock and 3,747,997 shares of Class B common stock are primarily held in a fiduciary or similar capacity by various Citigroup subsidiaries.
(c) A Schedule 13G, as amended, was filed with the SEC by AXA Financial, Inc. and the following affiliates as a group: AXA Conseil Vie Assurance Mutuelle, AXA Assurances I.A.R.D Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle, and AXA. The shares of Class A common stock beneficially owned as of December 31, 2002 are held by various affiliates of the foregoing AXA entities, including 57,884,892 shares held by Alliance Capital Management L.P. in client discretionary investment advisory accounts. Of the 58,101,628 shares beneficially owned, the group had sole voting power as to 31,355,206 shares, shared voting power as to 14,854,096 shares, sole dispositive power as to 58,097,215 shares and shared dispositive power as to 4,413 shares.

How do I vote?

You can vote either in person at the annual meeting or by proxy without attending the annual meeting.

      To vote by proxy, you must either

o fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope,

o     vote by telephone (instructions are on the proxy card), or

o     vote by internet (instructions are on the proxy card).

Travelers employees who participate in Travelers benefit plans may receive their proxy cards separately.

If you want to vote in person at the annual meeting, and you hold your Travelers stock through a securities broker (that is, in "street name"), you must obtain a proxy from your broker and bring that proxy to the meeting.

Can I change my vote?

Yes. Just send in a new signed proxy card with a later date, or cast a new vote by telephone or internet, or send a written notice of revocation to Travelers Secretary at the address on the cover of this proxy statement. If you attend the annual meeting and want to vote in person, you can request that your previously submitted proxy not be used. Otherwise, your attendance itself will not constitute a revocation of your previously submitted proxy.

What if I don't vote for some of the matters listed on my proxy card?

If you return a signed proxy card without indicating your vote, your shares will be voted for (i) the nominees for election as directors listed on the proxy card; (ii) approval of the Travelers Property Casualty Corp. 2002 Stock Incentive Plan; (iii) approval of the Travelers Property Casualty Corp. Executive Performance Compensation Plan; (iv) approval of certain amendments to Travelers certificate of incorporation; and (v) the ratification of the selection of KPMG LLP as independent auditors for 2003.

What if I vote "abstain"?

A vote to "abstain" on any matter will have no effect on the votes required to elect directors or to approve any other matter.

Can my shares be voted if I don't return my proxy card and don't attend the annual meeting?

If you don't vote your shares held in street name, your broker may be able to vote your shares on some of the matters scheduled to come before the meeting. However, there are pending amendments to New York Stock Exchange Rules that would prohibit your broker from voting your shares on the matters relating to the Travelers Property Casualty Corp. 2002 Stock Incentive Plan and the Travelers Property Casualty Corp. Executive Performance Compensation Plan. It is possible that these amendments will be adopted after this proxy statement has been printed.

If you don't vote your shares held in street name, and your broker doesn't vote them, the votes will be broker nonvotes, which will have no effect on the vote for any matter scheduled to be considered at the annual meeting.

If you don't vote your shares held in your name (that is shares "of record"), your shares will not be voted.

Could other matters be decided at the annual meeting?

We don't know of any other matters that will be considered at the annual meeting. If any other matters arise at the annual meeting, the proxies will be voted at the discretion of the proxy holders.

What happens if the meeting is postponed or adjourned?

Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Do I need a ticket to attend the annual meeting?

Yes, you will need an admission ticket or proof of ownership of Travelers common stock to enter the meeting. If you are a shareholder of record, you will find an admission ticket attached to the proxy card sent to you. If you plan to attend the meeting, please so indicate when you vote and bring the ticket with you to the meeting. If your shares are held in the name of a bank, broker or other holder of record, your admission ticket is the left side of your voting information form. If you don't bring your admission ticket, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. If you arrive at the meeting without an admission ticket, we will admit you only if we are able to verify that you are a Travelers shareholder.

How We Have Done

Annual Report

Travelers annual report to shareholders for 2002 has been sent along with this proxy statement, or sent previously. We urge you to read it carefully.

Cumulative total return

The following graph and table compare the changes in cumulative total return of Travelers Class A common stock for the period beginning on March 22, 2002, the date of Travelers IPO, and ending on December 31, 2002, with the cumulative total return for the same period of

o     the S&P 500 Index, and

o     a Peer Index.

The Peer Index tracks the price (weighted by market capitalization) of the common stock of the following companies that comprise the S&P Property and Casualty Insurance Index: Ace Limited, The Allstate Corporation, Ambac Financial Group, Inc., The Chubb Corporation, Cincinnati Financial Corporation, MBIA Inc., MGIC Investment Corporation, The Progressive Corporation, SAFECO Corporation, The St. Paul Companies, Inc., Travelers Property Casualty Corp. and XL Capital LTD.

The following graph and table show the value at year-end of $100 invested in the Class A common stock at the closing price on the March 22, 2002 IPO date, the S&P 500, and the Peer Index. The comparisons in this table are set forth in response to SEC disclosure requirements, and therefore are not intended to forecast future performance of Travelers common stock.

                              ---------------------

         Comparison of cumulative total return for the period commencing
                    March 22, 2002 through December 31, 2002

                          Total Return to Shareholders
                         (Dividends reinvested monthly)

     [THE FOLLOWING WAS REPRESENTED AS A LINE CHART IN THE PRINTED MATERIAL]

                                 INDEXED RETURNS
                                  Months Ending

                      Base
                     Period
Company/Index       22 Mar 02      Mar 02    Apr 02    May 02   Jun 02    Jul 02      Aug 02    Sep 02     Oct 02   Nov 02    Dec 02
------------------------------------------------------------------------------------------------------------------------------------
Travelers Property
Casualty Corp. -
Class A common
stock                  100         102.25     95.04     89.72    90.49     83.33       80.37     67.48      68.25    81.54    74.90

S&P 500 Index          100          99.97     93.91     93.22    86.58     79.83       80.35     71.62      77.92    82.51    77.66

S&P 500 Property
& Casualty
Insurance Index
("Peer Index")         100         101.47    105.85    101.19    97.19     90.62       87.58     79.75      85.74    90.64    83.52

Stock Ownership

The following table shows the beneficial ownership of the Class A and Class B common stock by our directors and certain executive officers as of the record date.

                                                                                                  Total Common Stock
                                                                                                  Beneficially Owned
                                                                             Class A              ------------------
                                                          Class A             Stock
                                                           Common            Options              Class
                                                           Stock           Exercisable              A
                                                        Beneficially        Within 60             common        Class
                                                           Owned             Days of              Stock           B
                                                         Excluding             the              Including       Common
Name                             Position                 Options         Record Date (a)        Options        Stock
----                             --------                 -------         ---------------        -------        -----
Jay S. Benet                     Chief                     52,419             110,791            163,210        6,258
                                 Financial
                                 Officer

Howard P. Berkowitz              Director                  11,268                0               11,268           0

Kenneth J. Bialkin               Director                  46,717                0               46,717        85,586

Charles J. Clarke                President                 69,858             227,344            297,202        2,975
                                 and
                                 Director

Leslie B. Disharoon              Director                  13,225                0               13,225        16,776

Douglas G. Elliot                Chief                     48,399             150,836            199,235        5,402
                                 Operating
                                 Officer

Meryl D. Hartzband               Director                  2,668                 0                2,668           0

Robert I. Lipp                   Chairman                 875,067             864,864           1,739,931      12,779
                                 of the
                                 Board and
                                 Chief
                                 Executive
                                 Officer

James M. Michener                General                   37,235             197,235            234,470        7,094
                                 Counsel
                                 and
                                 Secretary

Clarence Otis, Jr.               Director                  2,668                 0                2,668           0

Jeffrey M. Peek                  Director                  11,711                0               11,711          88

Nancy A. Roseman                 Director                   834                  0                 834            0

Charles W. Scharf                Director                  3,931                 0                3,931         4,650

Frank J. Tasco                   Director                  5,658                 0                5,658         1,227

Laurie J. Thomsen                Director                  5,368                 0                5,368           0

All Directors                                            1,184,358           2,118,117          3,487,541      224,153
and Executive
Officers as a
group (23 persons)

----------
(a)   Stock options are to purchase shares of Class A common stock only.

As of the record date, no director or executive officer beneficially owned as much as 1% of Class A or Class B common stock.

Some of the Travelers shares shown in the preceding table are considered as beneficially owned under SEC rules, including shares (i) for which receipt has been deferred under the director's compensation plan, (ii) held in trusts, (iii) owned by a family member, (iv) for which the director or executive officer has direct or indirect voting power but that are subject to forfeiture and restrictions on disposition, or (v) underlying stock options that may be exercised within sixty days of the record date. The following table shows the nature of the beneficial ownership, except for stock options, which are reported in the table above.

                                                                                                        Voting power,
                                                                                                        but subject to
                                                                                Owned by               forfeiture and
                               Receipt                       Held in             family                restrictions on
Director/Officer             Deferred(a)                      trusts             member                 disposition (b)
----------------             -----------                      ------             ------                 ---------------
Jay S. Benet                           0                           0                    0                27,879 Class A
                                                                                                            230 Class B

Howard P. Berkowitz                1,668                           0                    0                             0

Kenneth J. Bialkin                 5,061                           0          295 Class A                            0
                                                                              608 Class B

Charles J. Clarke                      0                           0                    0                34,282 Class A
                                                                                                            705 Class B

Leslie B. Disharoon                5,061                           0          362 Class A                            0
                                                                              745 Class B

Douglas G. Elliot                      0                           0                    0                30,520 Class A
                                                                                                            537 Class B

Meryl D. Hartzband                 1,668                           0                    0                             0

Robert I. Lipp                         0             284,598 Class A                   0                 32,958 Class A
                                                      12,262 Class B

James M. Michener                      0                           0                    0                25,916 Class A
                                                                                                            607 Class B

Clarence Otis, Jr.                 1,668                           0                    0                             0

Jeffrey M. Peek                    1,668                           0                    0                             0

Nancy A. Roseman                       0                           0                    0                             0

Charles W. Scharf                  1,668                           0                    0                             0

Frank J. Tasco                     5,061                           0                    0                             0

Laurie J. Thomsen                  1,668                           0        1,000 Class A                             0


All Directors and                 25,195             287,222 Class A        2,113 Class A               228,174 Class A
Executive                                             17,654 Class B        1,453 Class B                 3,756 Class B
Officers as a
group (23 persons)

----------
(a) Represents shares of unissued Class A common stock granted under the Travelers Property Casualty Corp. Compensation Plan for Non-Employee Directors (see "Directors' Compensation" below). Receipt of the shares is deferred and credited to an account that Travelers maintains for each non-employee director.
(b) Represents shares of Travelers restricted common stock granted under the Travelers Property Casualty Corp. 2002 Stock Incentive Plan, including shares that were granted to replace Citigroup restricted common stock in the Spin-off (see footnote (b) to the Summary Compensation Table below).

Item 1 - Election of Directors

Travelers certificate of incorporation provides for a classified Board of Directors whose members are divided into three classes, Class I, Class II and Class III, with each class being as nearly equal in number as possible. At each annual meeting of shareholders, nominees are elected as directors to a class with a term of office that expires at the annual meeting of shareholders held three years after, and until their successors are elected and qualified. The Board of Directors currently consists of twelve members, classified as set forth below.

The terms of office of the Class I directors expire at the 2003 Annual Meeting. The Board of Directors has nominated each Class I director for reelection for a three-year term of office that will expire at the annual meeting to be held in 2006, and until their successors are elected and qualified.

Below is information about the Class I nominees and all other directors, including their principal occupation, business experience and other matters.

The Class I Nominees

Kenneth J. Bialkin - Mr. Bialkin, 73, has been a director of Travelers since May 2002. Mr. Bialkin is a partner at the law firm of Skadden, Arps, Slate, Meagher & Flom LLP. He joined the firm in 1988. From 1996 - 2000 he was a director of Travelers Insurance Group Holdings Inc., ("TIGHI"), Travelers predecessor public company. He also was a director of Citigroup (or its predecessor Travelers Group) from 1986 to 2002. He is a director of The Municipal Assistance Corporation for the City of New York, Tecnomatix Technologies Ltd. and Sapiens International Corporation N.V. He is a trustee of Carnegie Hall, a member of the Visiting Committee, Graduate Faculty of New School University, President of the American Jewish Historical Society, Chairman of the America - Israel Friendship League and a member of the Council on Foreign Relations.

Clarence Otis, Jr. - Mr. Otis, 46, has been a director of Travelers since September 2002. He has been the Executive Vice President of Darden Restaurants, Inc., and President of its Smokey Bones Restaurants division, since December 2002. Prior to this, he was Executive Vice President and Chief Financial Officer of Darden Restaurants from April 2002 to December 2002, Senior Vice President and Chief Financial Officer from 1999 - 2002, Senior Vice President, Finance and Treasurer from 1997-1999, and Vice President and Treasurer from 1995-1997. Mr. Otis was also Managing Director, Public Finance (1992-1995) and Vice President, Public Finance (1991-1992) at Chemical Banking Corp.; Managing Director, Public Finance at Muriel Siebert & Company from 1990-1991; and Vice President, Public Finance at Credit Suisse First Boston from 1987-1990. He is a member of various associations including the Financial Executive Institute, Executive Leadership Council and a member of the New York Bar.

Jeffrey M. Peek - Mr. Peek, 55, has been a director of Travelers since September 2002. He has been the Vice Chairman of Credit Suisse First Boston since 2002. From 1983 to 2001, he held various executive positions at Merrill Lynch, including Executive Vice President from 1997-2001. From 1975-1983, he was a Managing Director at Warburg Paribas Becker. Mr. Peek is a director or trustee of the New York City Ballet, Teachers College at Columbia University, the Brearley School, International Tennis Hall of Fame, Business Committee for the Metropolitan Museum of Art, and Advisory Council for Bendheim Center for Finance at Princeton University.

Laurie J. Thomsen - Ms. Thomsen, 45, has been a director of Travelers since September 2002. She was a Co-founding General Partner of Prism Venture Partners, a venture capital firm, from 1995-2000. Since 2000, Ms. Thomsen has been a Venture Partner of Prism Venture Partners. From 1988-1995, she was a General Partner at Harbourvest Partners (formerly Hancock Venture Partners) in Boston, and an Associate there from 1984-1988. She also was a Vice President at John Hancock Mutual Life in the Bond, Corporate Finance Department in 1984; and an Assistant Vice President at U.S. Trust Co. of New York from 1979 - 1984. Ms. Thomsen is a director of RealMed, The Horizons Initiative, New Profit, Inc., and a trustee of Williams College.

Directors Continuing in Office

Class II Directors (terms expire at the 2004 annual meeting)

Howard P. Berkowitz - Mr. Berkowitz, 62, has been a director of Travelers since September 2002. He is the founder and has been the Managing General Partner of HPB Associates, a New York investment firm, since 1980. He has managed investment funds since 1967, when he was a founding partner of Steinhardt, Fine, Berkowitz & Company, a hedge fund. Mr. Berkowitz is a director of the New York City Ballet, a member of the Executive Committee of the Washington Institute for Near East Policy, Co-Chair of the Conference of Presidents of Major American Jewish Organizations Peace and Security Task Force, and President of the Anti-Defamation League Foundation. He has served or currently serves on the investment committees of the UJA Federation, Steadman Hawkins Sports Medicine Foundation, Cancer Research Institute, the Anti-Defamation League and the New York City Ballet.

Charles J. Clarke - Charles J. Clarke, 67, is our President and was Chairman and Chief Executive Officer of TIGHI just prior to December 18, 2001. He has been a director of Travelers since June 2000. Mr. Clarke was our President from January 2001 to October 2001. Prior to that time he had been our Vice Chairman from January 1998 to January 2001. Mr. Clarke had been Chief Executive Officer of Commercial Lines from January 1996 to January 1998 and was Chairman of Commercial Lines from 1990 to January 1996. He had held other executive and management positions with us for many years, and he has been with us since 1958.

Leslie B. Disharoon - Mr. Disharoon, 70, has been a director of Travelers since May 2002. He was Chairman of the Board, President and Chief Executive Officer of Monumental Corporation (an insurance holding company) from 1978 to 1988. He was a director of TIGHI from 1998 - 2000 and a director of Citigroup and its predecessor Travelers Group from 1986 until 1998. Mr. Disharoon is a director of Aegon USA, Inc. and Mercantile Funds, Inc. He is President of the Caves Valley Club Inc.

Nancy A. Roseman - Ms. Roseman, 44, has been a director of Travelers since September 2002. She has been the Dean of Williams College since 2000 where she also has been a Professor of

Biology since 1991. From 1987-1991 she was a Post-Doctoral Fellow at Oregon State University.

Class III Directors (terms expire at the 2005 annual meeting)

Meryl D. Hartzband - Ms. Hartzband, 48, has been a director of Travelers since September 2002. She is a Senior Principal and the Investment Director of MMC Capital, Inc., a subsidiary of Marsh & McLennan Companies, Inc. Ms. Hartzband joined MMC Capital in 1999 as Principal & Investment Director. Prior to this, she was a Managing Director for JP Morgan & Co. from 1982-1999 and an Assistant Treasurer for Chase Manhattan Bank from 1977-1980.

Robert I. Lipp - Robert I. Lipp, 64, has been our Chairman and Chief Executive Officer since December 18, 2001. Mr. Lipp served as Chairman of the Board of TIGHI from 1996 to 2000 and from January 2001 to October 2001, and was the Chief Executive Officer and President of TIGHI from 1996 to 1998. During 2000 he was a Vice-Chairman and member of the Office of the Chairman of Citigroup. He was Chairman and Chief Executive Officer - Global Consumer Business of Citigroup from 1999 to 2000. From October 1998 to April 1999, he was Co-Chairman - Global Consumer Business of Citigroup. From 1993 to 2000, he was Chairman and Chief Executive Officer of Travelers Insurance Group Inc., a Travelers predecessor company. From 1991 to 1998, he was a Vice-Chairman and Director of Travelers Group, Inc. and from 1991 to 1993, he was Chairman and Chief Executive Officer of CitiFinancial Credit Company. Prior to joining Citigroup in 1986, Mr. Lipp spent 23 years with Chemical New York Corporation. He is a director of Accenture Ltd., president of the New York City Ballet, a trustee of Carnegie Hall and the Massachusetts Museum of Contemporary Art, Chairman of the Executive Committee at Williams College, and Chairman of Dance-On Inc.

Charles W. Scharf - Mr. Scharf, 37, has been a director of Travelers since September 2002. He has been the Chief Executive Officer of Bank One's Retail Division since 2002. Prior to this, he was the Chief Financial Officer/Executive Vice President at Bank One from 2000-2002; the Chief Financial Officer of the Corporate and Investment Bank at Citigroup from 1999 - 2000; the Chief Financial Officer at Salomon Smith Barney from 1997 - 1999; and the Chief Financial Officer at Smith Barney from 1995 - 1997. Mr. Scharf also held various financial positions at Travelers Group from 1987 - 1995. He is a director of Visa U.S.A., Inc., a member of the Financial Services Roundtable and the Economic Club of Chicago as well as a director of The Lyric Opera and Lookingglass Theater.

Frank J. Tasco - Mr. Tasco, 75, has been a director of Travelers since May 2002. He is the retired Chairman of the Board and Chief Executive Officer of Marsh & McLennan Companies, Inc. He was a director of TIGHI from 1996 to 2000 and was a director of Travelers Group from 1992 until 1998. He was a member of President Bush's Drug Advisory Council and was founder of New York Drugs Don't Work. Mr. Tasco is a director of Axis Specialty Limited and Phoenix House Foundation. He is a member of the Council on Foreign Relations, the Lincoln Center Consolidated Corporate Fund Leadership Committee, the Foreign Policy Association, a trustee of New York University and a trustee of the Inner-City Scholarship Fund.

Corporate Governance

On January 23, 2003, the Board of Directors adopted the Travelers Property Casualty Corp. Corporate Governance Principles ("Governance Principles") and written charters for each committee of the Board (the then existing Audit Committee charter was amended). The Governance Principles, committee charters and other corporate governance information are available on Travelers Internet website, www.travelers.com.

Director Independence

The Governance Principles include director independence standards. Under the Governance Principles, the Board will have a majority of directors who meet the applicable criteria for independence required by the New York Stock Exchange ("NYSE") by the date required by the NYSE (new NYSE independence rules are currently pending). The Board must determine, based on all of the relevant facts and circumstances, whether each director satisfies the criteria for independence, which include that a director must not have a material relationship with Travelers, either directly, or indirectly as a partner, shareholder or officer of another organization that has a relationship with Travelers.

The Board has established the following guidelines to assist it in making independence determinations:

      a. A director will not be independent if, within the preceding five years: (i) the director was employed by Travelers; (ii) an immediate family member (as defined in NYSE rules) of the director was employed by Travelers as an officer; (iii) the director was employed by or affiliated with Travelers present or former independent auditor; (iv) an immediate family member of the director was employed by Travelers independent auditor as a partner, principal or manager; or (v) the director was part of an interlocking directorate in which an executive officer of Travelers served on the compensation committee of another company that concurrently employed such director.

      b. The following commercial or charitable relationships will be considered to be material relationships that would impair a director's independence: (i) if a director is an executive officer (or holds an equivalent position) of another company that does business with Travelers and the annual sales to, or purchases from, Travelers are more than two percent of the annual revenue of (a) Travelers or, (b) the other company for which the director serves as an executive officer (or equivalent position), in each case measured by the last completed fiscal year of Travelers and the other company; (ii) if a director is an executive officer (or holds an equivalent position) of another company which is indebted to Travelers, or to which Travelers is indebted, and the total amount of either company's indebtedness to the other is more than two percent of the respective company's total consolidated assets measured as of the last completed fiscal year of Travelers and the other company; and (iii) if a director serves as an officer, director or trustee of a charitable organization, and

            Travelers discretionary charitable contributions to the organization exceed five percent of that organization's total annual operating expenses (Travelers matching of employee charitable contributions will not be included in the amount of Travelers contributions for this purpose).

      c. For relationships not covered by the guidelines in (a) or (b) above, or for relationships that are covered but as to which the Board believes a director may nonetheless be independent, the determination of independence shall be made by the directors who satisfy the NYSE independence rules and the guidelines set forth in subsections (a) and (b) above. However, any determination of independence for a director who does not meet these standards must be specifically explained in Travelers proxy statement.

      d. Travelers will not make any personal loans or extensions of credit to directors or executive officers.

Independence Determinations

Based upon these independence standards, the Board has determined that the following six directors are independent: Leslie B. Disharoon, Clarence Otis, Jr., Jeffrey M Peek, Charles W. Scharf, Frank J. Tasco, and Laurie J. Thomsen.

Meetings of the Board of Directors

The Board of Directors met six times in 2002. Following his or her election to the Board of Directors, each director attended at least 75 percent of the total number of meetings of the Board of Directors and Board committees of which he or she was a member in 2002.

Committees of the Board of Directors

The standing committees of the board of directors are:

The Audit Committee, which reviews the audit plans and findings of the independent auditors and Travelers internal audit and risk review staff, and the results of regulatory examinations, and tracks management's corrective action plans where necessary; reviews Travelers accounting policies and controls, compliance programs, and significant tax and legal matters; recommends to the board the annual appointment of independent auditors and evaluates their independence and performance; and reviews Travelers risk management processes.

The Compensation and Governance Committee, which evaluates the efforts of Travelers and the board of directors to maintain effective corporate governance practices and identifies candidates for election to the board of directors. The committee will consider candidates for Board membership suggested by directors or shareholders. Nominations from shareholders, properly submitted in writing to the Secretary of Travelers, will be referred to the committee for consideration. The committee reviews the compensation actions for senior management. The committee also approves broad-based and special compensation plans for Travelers.

The Compensation and Governance Committee also establishes compensation for the chief executive officer and certain other senior executives, and has the exclusive authority to approve all compensation for those persons covered by
Section 16(a) of the Securities Exchange Act of 1934 and the Covered Executives required to be named in the summary compensation table that appears later in this proxy statement.

The Compensation and Governance Committee also administers Travelers equity and incentive compensation programs. Under the 2002 Stock Incentive Plan, only the committee can grant stock awards, including options to purchase common stock, to Travelers Section 16(a) persons and Covered Executives. Awards of stock options and other stock grants are subject to the terms of the 2002 Stock Incentive Plan and any other plans that Travelers may adopt. The committee also has the exclusive authority to administer certain other elements of the 2002 Stock Incentive Plan and the Travelers Property Casualty Corp. Executive Performance Compensation Plan intended to comply with Section 162(m) of the Internal Revenue Code.

The Investment and Finance Committee which assists the board in (i) the supervision and oversight of the management and investment of Travelers invested assets, and (ii) financial and capital matters including debt and equity. Specifically, the committee (a) establishes and reviews the overall investment philosophy of Travelers; (b) reviews and approves on an annual basis corporate goals and objectives relevant to investments and evaluates asset allocations and the performance of investment managers in light of those goals and objectives;
(c) reviews the capital position of Travelers and its subsidiaries periodically;
(d) monitors and oversees Travelers outstanding debt and equity; (e) authorizes new debt or equity issuance or acquisitions or divestitures subject to limits upon the authority delegated to the committee by the Board of Directors; and (g) authorizes repayment, redemption, refinancing or other modifications to existing debt and equity.

All of the committees are comprised entirely of non-management directors, and the Audit Committee and the Compensation and Governance Committee are comprised solely of independent directors. The following table shows the membership and the number of meetings of each committee during 2002.

--------------------------------------------------------------------------------
                                               Compensation
                                                   and             Investment
Director                        Audit           Governance         and Finance
--------------------------------------------------------------------------------
Howard P. Berkowitz                                                X (chairman)
--------------------------------------------------------------------------------
Kenneth J. Bialkin
--------------------------------------------------------------------------------
Leslie B. Disharoon               X             X (chairman)
--------------------------------------------------------------------------------
Meryl D. Hartzband                                                      X
--------------------------------------------------------------------------------
Clarence Otis, Jr.                X
--------------------------------------------------------------------------------
Jeffrey M. Peek                                      X                  X
--------------------------------------------------------------------------------
Nancy A. Roseman                                                        X
--------------------------------------------------------------------------------
Charles W. Scharf                                                       X
--------------------------------------------------------------------------------
Frank J. Tasco               X (chairman)            X
--------------------------------------------------------------------------------
Laurie J. Thomsen                 X
--------------------------------------------------------------------------------
Number of 2002 Meetings           7                  4                0 (a)
--------------------------------------------------------------------------------

(a)   The Investment and Finance Committee met for the first time in January
      2003.

Directors' Compensation

The Board determines directors' compensation. Under the Travelers Property Casualty Corp. Compensation Plan for Non-Employee Directors (the "Directors' Plan"), non-employee directors currently receive an annual retainer of $100,000, payable quarterly either 100% in Class A common stock, or up to 50% in cash, with the remainder in Class A common stock. A director may defer receipt of his or her stock. The Directors' Plan allows an annual stock option grant to non-employee directors. In 2002, each non-employee director was granted a stock option to purchase 5,000 shares of Class A common stock at an exercise price that was not less than the closing price of the Class A common stock on the NYSE on the day immediately prior to the grant date. The option vests in 20% annual increments until fully vested after five years, and expires after ten years unless exercised. Directors receive no additional compensation for participation on board committees.

Directors who are employees of Travelers or its affiliates do not receive any compensation for their services as directors.

Audit Committee Report

The Audit Committee consists of four members of the Board of Directors. Each Audit Committee member is independent, as independence is defined by (i) the Governance Principles; (ii) the current rules of the New York Stock Exchange ("NYSE") applicable to audit committees, and the proposed NYSE rules regarding independence of the board generally; and (iii) Section 301 of the Sarbanes-Oxley Act of 2002.

The Audit Committee has a written charter that the Board of Directors adopted on June 12, 2002, as amended on January 23, 2003. A copy of the Audit Committee charter is attached to this proxy statement as Annex A. The Audit Committee assists the Board in overseeing Travelers accounting, auditing, and financial reporting practices. The specific duties of the Audit Committee are set forth in the charter.

Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with generally accepted accounting principles, the system of internal controls and procedures designed to insure compliance with accounting standards and applicable laws and regulations. Travelers independent auditors are responsible for auditing the financial statements. The Audit Committee's responsibility is to monitor and review the processes and procedures described above.

During fiscal 2002, the Audit Committee held seven meetings. Certain meetings included sessions with only the members of the Audit Committee, and without management, as well as sessions with the independent auditors, KPMG LLP, without management present. Among other things, the Audit Committee discussed with Travelers internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee separately met with each of the internal and independent auditors, with and without management, to discuss the results of their examinations and their evaluations of Travelers internal controls. The Audit Committee also discussed with the independent auditors all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees."

The Audit Committee reviewed and discussed Travelers audited consolidated financial statements as of and for the year ended December 31, 2002 with management and the independent auditors.

The Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and Travelers that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee discussed with the auditors any relationships that may have an impact on their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also reviewed, among other things, the amount of fees paid to KPMG LLP for audit and non-audit services and considered whether the provision of non-audit services by KPMG LLP is compatible with maintaining KPMG LLP's independence. KPMG LLP did not provide any financial information systems design or implementation services to Travelers during the fiscal year ended December 31, 2002.

Based on the above-mentioned review and discussions with management and the independent auditors, and subject to the limitations on our role and responsibilities described above and in the Audit Committee charter, the Audit Committee recommended to the board of directors that Travelers audited consolidated financial statements be included in Travelers Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE:

Frank J. Tasco, Chairman
Leslie B. Disharoon
Clarence Otis, Jr.
Laurie J. Thomsen

Executive Compensation

Report On Executive Compensation By The Compensation And Governance Committee

Committee Responsibilities. The primary compensation-related objectives of the Compensation and Governance Committee are to discharge the Board's responsibilities relating to the compensation of Travelers executive officers and Travelers compensation programs generally. The committee reviews the compensation actions for senior management, which includes the most senior members of corporate staff. Further, the committee approves broad-based and special compensation plans for Travelers.

The Committee establishes compensation for the Chief Executive Officer and certain other senior executives and has the exclusive authority to approve all compensation for any executives covered by Section 16(a) of the Securities Exchange Act of 1934 ("Section 16(a) Persons") or Section 162(m) of the Internal Revenue Code ("Section 162(m) Persons") including the executives required to be named in the Summary Compensation Table (the "Covered Executives").

No member of the Committee is a former or current officer or employee of Travelers or any of its affiliates, and each member satisfies the applicable standards of "independence" as required by Section 16(a) of the Securities Exchange Act of 1934 and Section 162(m) of the Internal Revenue Code (the "Code").

Statement Of Philosophy. Travelers seeks to attract and retain highly qualified employees at all levels, including executives whose performance is critical to Travelers success. In order to accomplish this, Travelers is willing to provide superior compensation for superior performance. Such performance is generally measured on the performance of Travelers as a whole, or on the performance of a business unit, or using both criteria, as the nature of an executive's responsibilities may dictate, and by the extent to which such performance reflects the corporate values integral to Travelers overall success. The committee considers and gives weight to both qualitative and quantitative factors, including such factors as earnings, earnings per share, return on equity and return on assets and considers a full range of performance criteria for all senior executives, including those senior executives covered by the Travelers Property Casualty Corp. Executive Performance Compensation Plan (the "Compensation Plan"), together with contributions to financial results, productivity, initiative, risk containment, adherence to corporate values and contributions to both operating unit or divisional strategy and Company-wide strategy. In conducting such review, the Committee has generally examined changes in Travelers' financial results, both overall and on a unit basis, as well as similar data for comparable companies, to the extent publicly available.

Stock Ownership Commitment. It is Travelers policy to strongly encourage stock ownership by Travelers directors and senior management. This policy closely aligns the interests of management with those of the shareholders. This policy takes a number of forms, including the following:

o     at least 50% of director fees are paid in Company stock;

o a broad group of employees, including all members of senior management, are paid a portion of their annual bonus in the form of forfeitable restricted Company stock.

o senior managers are subject to minimum share ownership requirements that require that they accumulate, over a specific period of time, and then retain between 15,000 shares and 25,000 shares of Travelers common stock depending upon their management position. They also must retain at least 50% of any shares they receive in excess of this minimum share requirement, subject to certain limited exceptions. Each of the Covered Executives named in the Summary Compensation Table below has acquired at least 25,000 shares.

Executive Performance Compensation Plan. The Travelers Property Casualty Corp. Executive Performance Compensation Plan ("Compensation Plan") was approved in March 2002 by Travelers sole shareholder at that time, by an independent committee of the board of directors of Travelers former parent company and by the Board. The Compensation Plan is intended to satisfy the requirements of
Section 162(m) of the Internal Revenue Code ("Code") and permit Travelers to deduct compensation paid in excess of $1.0 million to Travelers five most highly compensated employees whose compensation is required to be reported to shareholders. Pursuant to the terms of the Compensation Plan and applicable rules under Section 162(m), the committee approved 2002 bonus awards for each Covered Executive named in the Summary Compensation Table that follows this Report based upon a performance goal formula established in March 2002 and how well Travelers performed against the goal.

Components Of Compensation. Compensation of executive officers consists of base salary, discretionary bonus awards, a significant portion of which is payable in forfeitable restricted stock, and, in certain cases, stock option awards exercisable for shares of Company Class A common stock. Travelers executive compensation philosophy emphasizes variable compensation to provide superior compensation to superior performers. Examination of competitors' pay practices in this area is conducted to ensure that Travelers compensation policies will enable it to attract new talent and retain current valuable employees.

Bonuses are generally a substantial part of total compensation for Travelers Executives. Because a percentage of executive compensation is awarded in the form of forfeitable restricted stock, bonus awards include not only a short-term cash reward but also a long-term incentive related directly to the enhancement of shareholder value. The restricted period applicable to awards to executives is three years in furtherance of the long-term nature of such compensation. Under Travelers Capital Accumulation Program, executive incentive compensation is paid 75% in cash and 25% in the form of forfeitable restricted Class A common stock. For this purpose the shares of restricted stock are calculated at a 25% discount to market value to reflect the three-year restriction on transfer.

Certain executives have received grants of stock options exercisable for Company Class A common stock under Travelers Stock Incentive Plan. This Stock Incentive Plan has been approved by the board of directors and is presented for approval by shareholders at the 2003 Annual Meeting of Shareholders. The Stock Incentive Plan permits the Committee, in its discretion, to grant options to purchase Company Class A common stock to certain executives of Travelers and its subsidiaries. All of such options have been issued under and pursuant to the terms of the Stock Incentive Plan.

2002 Compensation. The Committee believes that 2002 was a year of accomplishment for Travelers. Travelers achieved one of the largest ever initial public offerings in the insurance industry in March of 2002 and was successfully launched as an independent company following the Spin-off from Citigroup in August of 2002. Despite the difficult investment markets and volatility in the insurance markets, Travelers achieved an increase in operating earnings to a record $1.415 billion, exclusive of the charge taken following completion of the special asbestos study, for a return on equity of 14.1%. The 2002 net loss of $27 million, which includes realized investment gains and losses, was significantly impacted by prior year loss development related to asbestos claims and litigation. Travelers successfully completed its announced study of asbestos and added $2.55 billion to net reserves reflecting Travelers new estimate of ultimate liability, while maintaining strong financial ratings and capital position. Mr. Lipp provided the leadership for this performance. The amounts awarded to each of the Covered Executives under the Compensation Plan are set forth in the Summary Compensation Table below and total $3,675,000 in cash bonuses.

The Compensation And Governance Committee:
Leslie B Disharoon (Chairman)
Jeffrey M. Peek
Frank J. Tasco

Compensation Tables

The tables on pages __ to __ profile Travelers compensation for its Chief Executive Officer and the other four most highly compensated executive officers in 2002 (the "Covered Executives"), including salaries and bonuses paid during the last three years and 2002 option grants and exercises. The form of the tables is set by SEC regulations.

Summary compensation table

The following table shows the compensation of the Covered Executives for 2000, 2001 and 2002. Each of the Covered Executives received awards of restricted Citigroup common stock and/or Citigroup stock options in addition to awards of restricted Travelers common stock and stock options for some of the three years covered by the table. The Citigroup stock option numbers have been restated to give effect to the conversion of Citigroup stock options to Travelers stock options that occurred as part of the Spin-off (see note (c) to the table).

                           SUMMARY COMPENSATION TABLE

                                              Annual Compensation                          Long-Term Compensation Awards
                             ----------------------------------------------------  ----------------------------------------------
                                                                                                  Securities
                                                                                                  Underlying
Name and                                                                 Other     Restricted        Stock               All
principal                                                                Annual       Stock         Options             Other
Position at                                                           Compensation   Awards       (number of         Compensation
December 31, 2002            Year        Salary ($)   Bonus ($)         ($) (a)      ($) (b)      Shares) (c)           ($) (d)
-----------------            ----        ----------   ---------         -------      -------      -----------           -------
Robert I. Lipp               2002         600,000     1,200,000         47,174       533,333       4,324,324              1,188
Chairman and                 2001          22,728          ____           ____          ____            ____            183,666
Chief                        2000            ____          ____           ____          ____            ____               ____
Executive
Officer (e)

Charles J.                   2002         500,000       675,000         14,732       300,000         226,740              2,286
Clarke                       2001         500,000       262,500          5,653       116,667          96,054              6,858
President                    2000         500,000       385,000          5,653       286,666         324,967              6,858

Douglas G.                   2002         433,750       675,000         10,667       300,000         214,940                180
Elliot                       2001         302,500       262,500              0       116,667          56,940                540
Chief                        2000         245,000       411,265              0       184,980         218,373                534
Operating
Officer

Jay S. Benet                 2002         389,583       675,000         14,101       300,000         219,536                380
Chief                        2001            ____          ____           ____          ____            ____               ____
Financial                    2000            ____          ____           ____          ____            ____               ____
Officer (f)

James M.                     2002         389,583       450,000         10,667       200,000         208,676                380
Michener                     2001          91,041          ____           ____          ____          46,971               ____
General                      2000         280,000       271,269           ____       138,308         160,842                784
Counsel and
Secretary (g)

Notes to summary compensation table

(a) For all Covered Executives, includes amounts that Travelers paid for financial consulting services and reimbursement for the payment of taxes on the associated imputed income for 2002. For Mr. Lipp, amounts also include his personal use of company aircraft in 2002 (See "Certain Relationships and Transactions - Aircraft lease" below). For Mr. Benet, also includes an amount Travelers paid for housing expenses and reimbursement for the payment of taxes on the associated imputed income for 2002. For Mr. Clarke for 2001 and 2000, represents amounts reimbursed for the payment of taxes on income imputed to him for company-provided financial consulting services.
(b) Restricted stock awards granted in January 2003 with respect to the 2002 compensation year were made in Travelers Class A common stock. Restricted stock awards granted in February 2002 with respect to the 2001 compensation year, and in January 2001 with respect to the 2000 compensation year, were made in Citigroup common stock. Restricted stock awards of Citigroup common stock were made under Citigroup's capital accumulation program and awards of restricted Travelers Class A common stock were made under Travelers capital accumulation program, or CAP. The dollar values of the restricted stock grants in the table reflect the fair market value of the Citigroup common stock (for 2001 and 2000) and Travelers Class A common stock (for 2002) as of the dates of grant. However, in connection with the Spin-off on August 20, 2002, all Citigroup restricted stock awards were converted to Travelers restricted stock awards (Class A and Class B common stock). The conversion was based on a formula intended to maintain the economic value of the Citigroup restricted stock based on the market prices of Citigroup common stock and Travelers Class A common stock as of the Spin-off date. The converted Travelers restricted stock grants included shares of Class A and Class B common stock that Citigroup distributed to all Citigroup shareholders, including restricted shareholders, in the Spin-off. The converted Travelers restricted stock grants have substantially the same terms and conditions, including vesting, as the Citigroup restricted stock grants had. The 2002 restricted stock grants reported in the table do not include any of the converted Travelers restricted stock grants. The dollar value of the converted Travelers restricted stock grants as of the August 20, 2002 Spin-off date for each of the Covered Executives was $0 for Mr. Lipp, $394,502 for Mr. Clarke, $285,394 for Mr. Elliot, $248,534 for Mr. Benet and $300,827 for Mr. Michener.

      Under CAP, a recipient may not transfer restricted stock for three years after the award. If the recipient is still employed by Travelers or an affiliate at the end of three years, the restricted stock becomes fully vested and freely transferable, subject to the Travelers stock ownership commitment. From the date of award, the recipient can vote the restricted stock and receives full dividends. Under Travelers stock ownership commitment, Travelers senior managers must accumulate, over a specified period of time, and then retain, between 15,000 shares and 25,000 shares of Travelers common stock, depending upon their management position. The only exception to the stock ownership commitment is for transactions with Travelers itself in connection with exercising options or paying withholding taxes under stock option and restricted or deferred stock grants. Senior managers also must retain at least 50% of the shares they receive in excess of these minimum share requirements, subject to certain limited exceptions.

      For officers participating in CAP for the periods shown, a portion of compensation is paid in restricted stock. Generally, awards of restricted stock under CAP are discounted 25% from market value to reflect restrictions on transfer. All of the Covered Executives participate in the CAP program, with a portion of their bonus awarded in restricted stock.

      As of December 31, 2002 (excluding awards that vested in January 2003, but including awards made in January 2003 with respect to the 2002 compensation year), total holdings of restricted stock of Travelers and the market value of these shares for the Covered Executives were:

                                Shares
                       -------------------------             Aggregate
      Executive        Class A           Class B          Market Value ($)
      ---------        -------           -------          ----------------
      Mr. Lipp          32,958              --                 482,841
      Mr. Clarke        34,282             705                 512,616
      Mr. Elliot        30,520             537                 455,019
      Mr. Benet         27,879             230                 411,825
      Mr. Michener      25,916             607                 388,608

(c) Shares of Class A common stock underlying stock options granted in 2002 reported in the table do not include Citigroup stock options that were converted to stock options to purchase Travelers Class A common stock on the August 20, 2002 Spin-off date. The number of shares shown in the table for 2001 and 2000 has been adjusted to reflect the Spin-off conversion of Citigroup stock options to Travelers stock options to purchase Class A common stock. The 2002 stock options were originally granted as Travelers stock options to purchase Class A common stock. The Citigroup stock options were converted to Travelers stock options based on a formula intended to maintain the economic value of each unexercised Citigroup stock option. Accordingly, the number of shares underlying each Citigroup stock option was adjusted, and the option exercise price was adjusted based on a formula related to the market price of Citigroup common stock and the market price of the Travelers Class A common stock on the August 20, 2002 Spin-off date. The other terms and conditions of the converted stock options, including exercise dates and expiration dates, remained the same as the Citigroup options.
(d) With respect to Mr. Lipp, the amount for 2001 is the amount paid and the value of certain benefits provided in consideration for his services to Travelers as Chairman of the Board from January 2001 to October 2001; and for all other Covered Executives these amounts represent supplemental life insurance paid by Travelers.
(e) Mr. Lipp became chairman and chief executive officer of Travelers on December 18, 2001. His 2001 compensation is for the period from December 18, 2001 to December 31, 2001. Mr. Lipp served as chairman and chief executive officer of Citigroup's Global Consumer Business in 2000 and retired from Citigroup on December 31, 2000. Citigroup paid all of Mr. Lipp's compensation during 2000 for services provided to Citigroup, none of which was attributable to Travelers. Therefore, 2000 compensation is not included in the table.
(f) Mr. Benet joined Travelers on February 1, 2002, and the salary reported for 2002 reflects the period from February 1, 2002 to December 31. 2002. In 2001 and 2000, Mr. Benet served in various capacities at Citigroup, but did not perform services for Travelers. Therefore, no compensation is reported in the table for 2001 or 2000.
(g) Mr. Michener rejoined Travelers on February 1, 2002 and the salary reported for 2002 reflects the period from February 1, 2002 to December 31, 2002. From April 7, 2001 to January 31, 2002, he was general counsel of Citigroup's Emerging Markets business.

      and did not perform services for Travelers. His salary during this period was paid by Citigroup for services rendered to Citigroup and, therefore, is not included in the table. Mr. Michener's salary for the period of January 1, 2001 to April 6, 2001 was for services provided to Travelers and is reported in the table. Prior to April 2001 and during 2000, Mr. Michener provided services to, and was compensated by, Travelers, including in his capacity as general counsel of Travelers from January 2000 to April 2001. Mr. Michener's option shares reported for 2001 represent stock option grants he received during January 1, 2001 to April 6, 2001, the period during which Travelers employed him in 2001.

Stock options granted table

The following table shows 2002 grants to the Covered Executives of options to purchase Class A common stock. The 2002 grants do not include any of the Citigroup stock options that were converted to Travelers stock options on the August 20, 2002 Spin-off date. However, the "2002 Aggregated Option Exercises and Year-End Option Values" table on page ___ does reflect all stock options, including the converted stock options, that remained unexercised at the end of 2002. The value of stock options depends upon a long-term increase in the market price of the Class A common stock: if the stock price does not increase, the options will be worthless; if the stock price does increase, the increase will benefit all shareholders.

The table describes options as either "initial" or "reload." Unless a particular option is given different terms

o the per share exercise price of all options is the composite closing price on the New York Stock Exchange (NYSE) on the trading day before the option grant date, and

o initial options generally vest in cumulative installments of 20% on each anniversary of the grant date, so that the options become fully exercisable five years after the grant, and remain exercisable until the tenth anniversary of the grant.

Reload options

The reload program was eliminated for initial option grants made on or after January 23, 2003. For options initially granted before January 23, 2003, under the reload program, option holders can use Travelers Class A common stock that they have owned for at least six months to pay the exercise price of their options and have shares withheld to pay part of their income tax on the exercise. They then receive a new reload option to purchase the same number of shares they used to pay the exercise price and/or had withheld for taxes.

Reload options are subject to several restrictions, including: (i) the option holder cannot receive a reload option unless the market price of the Class A common stock on the exercise date is at least 20% greater than the exercise price (an option holder can exercise an option at a lower price, but he or she will not receive a reload option); (ii) if the option holder receives a reload option, the shares acquired must be held for two years, other than a small portion to account for the difference between the statutory minimum tax withholding rate and the highest marginal tax rate; (iii) the reload option does not vest (i.e., become exercisable) for six months; and (iv) the expiration date of the reload option is the same as that of the initial option grant.

2002 Option Grants

                                                     % of total
                            Number of             options granted
                        shares underlying         to all Travelers        Exercise or                        Grant date
                       options granted (a)       employees in 2002         base price      Expiration       present value
Name                  Initial        Reload      Initial      Reload     ($ per share)        date            ($) (b)
----                  -------        ------      -------      ------     -------------        ----            -------
Robert I. Lipp (c)   4,324,324                   20.022%                     18.50          3/22/2012        30,516,420

Charles J. Clarke      200,000                    0.926%                     18.50          3/22/2012         1,411,385
                                     26,740                   2.521%         13.72          11/2/2008            93,495

Douglas G. Elliot      200,000                    0.926%                     18.50          3/22/2012         1,411,385
                                      1,661                   0.157%         13.40          10/27/2005            4,247
                                      1,288                   0.121%         23.68          10/27/2005            4,313
                                      2,348                   0.221%         13.91          9/24/2007             8,403
                                      9,643                   0.909%         13.72          11/2/2008            33,716

Jay S. Benet           200,000                    0.926%                     18.50          3/22/2012         1,411,385
                                      1,661                   0.157%         13.40          10/27/2005            4,247
                                      3,315                   0.312%         13.91          9/24/2007            11,864
                                     14,560                   1.372%         13.72          11/2/2008            50,908

James M. Michener      200,000                    0.926%                     18.50          3/22/2012         1,411,385
                                      8,676                   0.818%         13.72          11/2/2008            30,335

----------

Notes to option grant table

(a) The total options outstanding at the end of 2002 for each Covered Executive is shown as "number of shares underlying unexercised options at 2002 year-end" in the table "2002 aggregated option exercises and year-end option values" below.

(b) The "grant date present value" numbers in the table were derived by application of a variation of the Black-Scholes option pricing model. The following assumptions were used in employing the model:

- Stock price volatility was calculated using the average historical volatility of the common stock of an industry peer group over the estimated option life based on the week of the option grant.

- The risk-free interest rate for each option grant was the interpolated market yield for the week of the option grant on a Treasury bill with a term identical to the subject estimated option life, as reported by the Federal Reserve.

- The dividend yield was based upon Travelers actual 2002 and anticipated annual dividend rate during 2003 and was assumed to be constant over the life of the option.

- For reload options, which vest six months after the date of grant, exercise was assumed to occur approximately one to three years after the grant date, based on the assumption that exercise would occur evenly throughout the period between the vesting date and expiration date.

- For options that vest at a rate of 20% per year, exercise was assumed to occur approximately five to seven years after the date of grant, based on the assumption that exercise would occur evenly throughout the period between the vesting date and expiration date.

(c) Mr. Lipp's option was granted as part of his employment agreement with Travelers. See "Certain Relationships and Transactions - Employment Agreement" below.

Option Exercises Table

The following table shows the aggregate number of shares underlying options for Class A common stock exercised in 2002 and the value at year-end of outstanding options for Class A common stock, whether or not exercisable.

2002 AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

                                                                 Number of shares
                                                              underlying unexercised               Value of unexercised
                                                                  options at 2002                  in-the-money options
                             Shares                                  year-end(c)                  at 2002 year-end ($) (d)
                            acquired           Value
Name                     on exercise (a)   realized($)(b)   Exercisable    Unexercisable      Exercisable      Unexercisable
----                     ---------------   --------------   -----------    -------------      -----------      -------------
Robert I. Lipp                     --               --              --         4,324,324             --                --
Charles J. Clarke              30,282           72,480         281,404           319,893        110,329           135,197
Douglas G. Elliot (E)          16,677           61,322         156,349           336,892         78,811            89,865
Jay S. Benet                   23,335           77,191         119,864           289,233         56,892            73,235
James M. Michener               9,825           23,516         167,881           293,584         70,683            77,024

----------
Notes to options exercised table

(a) This column shows the number of shares underlying options exercised in 2002 by the Covered Executives. The actual number of shares of Class A common stock received by these individuals from options exercised in 2002 (net of shares used to cover the exercise price and withheld to pay income tax) was:

--------------------------------------------------------------------------------
Executive                                                     Shares
--------------------------------------------------------------------------------
Robert I. Lipp                                                   ---
--------------------------------------------------------------------------------
Charles J. Clarke                                              3,542
--------------------------------------------------------------------------------
Douglas G. Elliot (e)                                          3,025
--------------------------------------------------------------------------------
Jay S. Benet                                                   3,799
--------------------------------------------------------------------------------
James M. Michener                                              1,149
--------------------------------------------------------------------------------

(b) "Value realized" is the difference between the exercise price and the market price on the exercise date, multiplied by the number of option shares exercised. "Value realized" numbers do not necessarily reflect what the executive might receive if he sells the shares acquired by the option exercise, since the market price of the shares at the time of sale may be higher or lower than the price on the exercise date of the option. Each of the Covered Executives is subject to Travelers stock ownership commitment (described above) that requires that each Covered Executive acquire and retain at least 25,000 shares of Travelers common stock based on his management position.

(c) The number of shares underlying unexercised options includes all stock options granted, including the Citigroup stock options that were converted to Travelers stock options on the August 20, 2002 Spin-off date, that remained unexercised at the end of 2002.

(d) "Value of unexercised in the money options" is the aggregate, calculated on a grant-by-grant basis, of the product of the number of unexercised options at the end of 2002 multiplied by the difference between the exercise price for the grant and the year-end market price, excluding grants for which the difference is equal to or less than zero.

(e) Does not include Mr. Elliot's exercise of a Citigroup stock option in March, 2002 before the Spin-off. Mr. Elliot acquired 768 shares of Citigroup common stock and realized $7,062.45 of value, in connection with the exercise.

Retirement Plans

Pension Plan

Travelers sponsors and maintains a pension plan that covers domestic employees. Employees become eligible to participate in the pension plan after one year of service, and benefits generally vest after 5 years of service. The normal form of benefit under the Travelers pension plan is a joint and survivor annuity, payable over the life of the participant and spouse, for married participants, and a single life annuity, payable for the participant's life only, for single participants. Other forms of payment are also available.

The pension plan provides for a cash balance benefit that is expressed in the form of a hypothetical account balance. Benefit credits accrue annually at a rate between 1.5% and 6% of covered compensation; the rate increases with age and service. Interest credits are applied annually to the prior year's balance; these credits are based on the yield on 30-year Treasury bonds (as published by the Internal Revenue Service). Although the normal form of the benefit is an annuity, the hypothetical account balance is also payable as a single lump sum.

Mr. Clarke accrues benefits in accordance with a prior plan formula in effect through March 31, 2003. Under this formula, the benefit is generally equal to 2% of final average salary over a five-year period for each year of service up to 25 years plus two-thirds of 1% for each year of service over 25 years, up to a maximum of 15 additional years, less a portion of the primary Social Security amount, plus, if elected, adjustments for cost of living increases of up to 3% each year. Minimum benefit provisions also apply under this plan formula.

Nonqualified Pension Plan

In addition to the pension plan, Travelers has a nonqualified retirement plan which provides benefit accruals in respect of compensation or benefits exceeding Internal Revenue Code limitations. Compensation covered by the nonqualified plan is limited to $200,000 for 2002, or in respect of benefits accrued in excess of the Internal Revenue Code benefit limit which is $160,000 for 2002, less amounts covered by the Travelers qualified pension plan. The formula governing these nonqualified accruals mirrors the applicable formula in the qualified pension plan. The benefits payable under the nonqualified plans are unfunded, and will be paid from Travelers general assets.

In 2002, Travelers nonqualified programs were frozen effective January 1, 2002 and no further cash balance benefits were accrued under these programs for most of the covered population. Therefore, except for Mr. Clarke, no Covered Executive had a non-qualified benefit accrual in 2002. Mr. Clarke continued to accrue nonqualified benefits under the grandfathered formula applicable to the qualified pension plan described above, using compensation limited to $300,000 for 2002, less amounts covered by the qualified pension plan.

Estimated Annual Benefits Under All Plans

        The estimated annual benefit provided in total by all plans described above, expressed in the form of a single life annuity, is as follows:

                            Years of service                  Estimated annual
Name                    Through December 31, 2002                 benefit
----                    -------------------------                 -------
Mr. Lipp                            15                            $2,075 (a)
Mr. Clarke                          44                            $484,850 (b)
Mr. Elliot                          15                            $83,180
Mr. Benet                           12                            $85,938
Mr. Michener                        25                            $171,117 (c)

----------

      (a) Mr. Lipp retired from Citigroup effective December 31, 2000, and he is currently receiving a benefit from the Citigroup pension and nonqualified plans. These amounts are not included in the table above, as they are not obligations of Travelers.
      (b) In addition to retirement benefits under the old Travelers retirement plan, Travelers pays a retirement allowance of up to 13 weeks of base salary, based upon age at retirement, to employees who attained age 50 on or before December 31, 1989. This additional benefit is available to Mr. Clarke.
      (c) Includes three years of age and service credited to Mr. Michener in addition to his actual years of service.

      These estimates are based on the following assumptions:

      o     The benefit is determined as of age 65 or current age if older;

      o Covered compensation for each covered executive remains constant at 2002 levels;

      o Regulatory limits on compensation and benefits, and the Social Security Wage Base remain constant at 2002 levels;

      o The interest credit rate for cash balance benefits for 2002 was 5.5% and 5.3% for years after 2002; and

      o The interest rate used to convert hypothetical account balances to annual annuities for 2002 was 5.5% and 5.1% for years after 2002.

Item 2-Approval of the Travelers Property Casualty Corp. 2002 Stock Incentive
Plan

On March 17, 2002, before the IPO, Travelers Board of Directors approved the adoption of the Travelers Property Casualty Corp. 2002 Stock Incentive Plan ("Stock Incentive Plan") and Citigroup, Travelers former sole shareholder, also approved the Stock Incentive Plan. Effective January 23, 2003, the Compensation and Governance Committee amended the Stock Incentive Plan as follows:

      o To decrease the number of shares that may be issued pursuant to any award (as described below) granted under the Stock Incentive Plan from 160 million shares to 120 million shares.

      o To allow only shares of Class A common stock to be issued pursuant to awards. Although no awards had been granted with respect to Class B common stock, the ability to grant awards for shares of Class B common stock was eliminated.

      o To limit the number of shares that can be issued pursuant to awards, other than Options or SARs, to 15% of the 120 million authorized, or 18 million shares; however, shares may be issued again for awards that are forfeited or in certain other situations, and certain adjustments may be made, as described below.

      o To limit the maximum term of Options or SARs to ten years (previously, there was no limit specified in the Stock Incentive
            Plan).

On January 23, 2003, the Board of Directors recommended that the Stock Incentive Plan, as amended, be submitted to shareholders for approval at the annual meeting for purposes of Section 162(m) of the Code, as described below.

The following is a description of the purpose and certain of the provisions of the Stock Incentive Plan. The summary is qualified in its entirety by reference to the complete text of the Stock Incentive Plan, which is attached hereto as Annex B. Capitalized terms used but not defined herein shall have the meanings set forth in the Stock Incentive Plan. Also below is information regarding the number of shares underlying Awards granted under the Stock Incentive Plan and similar information.

The Stock Incentive Plan is intended to satisfy the requirements of Section 162(m) of the Code (the "Section 162(m) Limitations") which limits the deductibility of certain compensation in excess of $1 million per year paid by a publicly traded corporation to "Covered Employees."

"Covered Employees" are determined at the end of the tax year, and are the Chief Executive Officer plus the other four most highly compensated employees of Travelers whose compensation is reported to shareholders under applicable SEC rules.

Compensation paid to Covered Employees will not be subject to the Section 162(m) Limitations if it is considered "qualified performance-based compensation." Under the regulations to Section 162(m), compensation related to stock options and stock appreciation rights ("SARs") is deemed to constitute qualified performance-based compensation if the grant or award of stock options or SARs meets the following conditions: (i) it is made by a committee of the board of directors comprised solely of two or more outside directors; (ii) the plan under which the grant or award is made sets forth the maximum number of shares with respect to stock options or SARs that may be granted to any individual during a specified period; (iii) under the terms of the stock option or SAR, the amount of compensation that an employee can receive is based solely on an increase in the value of the stock after the date of the grant or award; and (iv) the material terms of plan are disclosed to and approved by shareholders.

As described in more detail below, the terms of the Stock Incentive Plan are intended to satisfy the foregoing requirements with respect to stock options and SARs. Restricted Stock issued under the Stock Incentive Plan to Section 162(m) Covered Employees may be based upon bonuses awarded pursuant to the terms of the Compensation Plan and is also intended to be qualified performance-based compensation.

General. The Stock Incentive Plan permits Travelers to reward the efforts of Travelers executive officers and to attract new personnel by providing incentives in the form of stock-based awards, including options to purchase shares of Travelers common stock and shares of restricted stock. Stock awards may be granted by the Committee in its discretion, and therefore future benefits to be allocated to any individual or group of individuals under the Stock Incentive Plan are not determinable.

Types of Awards. The Stock Incentive Plan provides for the issuance of stock-based and stock-denominated awards to officers, employees, non-employee directors and agents of Travelers and its subsidiaries. These awards include nonqualified stock options, reload options, incentive stock options, stock appreciation rights, restricted stock, deferred stock, stock units and other stock-based or stock-denominated awards with respect to the Class A common stock.. Participants in the 2002 stock incentive plan are not required to make any payments to Travelers or its subsidiaries as consideration for the granting of an award.

Administration. Awards may be granted by the Compensation and Governance Committee ("Committee") of the Board. The number of employees selected to receive awards will likely vary from year to year. The Committee has the authority to determine timing of awards, to select the employees to receive awards and to determine all the terms of each award, including, among other things, any modifications of the award, applicable restrictions, termination and vesting conditions. The Committee is comprised solely of outside directors of Travelers who are intended to satisfy the requirements of Section 162(m).

Eligibility. Awards under the Stock Incentive Plan may be granted to the approximately 21,000 officers, employees and non-employee directors of Travelers, as well as agents of Travelers and its subsidiaries. Stock and stock options issued under the Stock Incentive Plan may also include:

      o that portion of bonuses payable to Covered Employees pursuant to the Travelers Property Casualty Corp. Executive Performance Compensation Plan in the form of stock awards, and

      o that portion of stock-based compensation payable to our non-employee directors under the Travelers Property Casualty Corp. Compensation Plan for Non-Employees Directors.

Number of Shares Available for Issuance. We may issue a maximum of 120 million shares of our Class A common stock to participants under the Stock Incentive Plan. This amount includes the number of shares we needed to substitute equity awards based on our common stock for outstanding equity awards based on Citigroup common stock in connection with the Spin-off, as discussed below. Class A common stock issued under the Stock Incentive Plan may consist of shares that are authorized but unissued, or previously issued shares reacquired by us, or both. If an award is canceled, terminated or expires prior to the issuance of shares to the participant, the shares of Class A common stock underlying that award will be available for future grants under the Stock Incentive Plan. Previously-owned shares that are used by a participant to pay the exercise price of an award and shares used to pay withholding taxes will not be counted towards the maximum number of shares available for issuance under the plan.

Limitations of Number of Shares Granted; Adjustments. During the ten year term of the Stock Incentive Plan, the total number of shares of Class A common stock that we may grant :

      o may not be more than 18 million shares in the aggregate for Awards that are not Options or SARs; however, shares underlying non-Option and non-SAR awards that are cancelled, terminated or expire, or shares that are used to pay withholding taxes for non-Option and non-SAR awards, will not be counted towards this limitation.

      o to any one individual under nonqualified stock options, incentive stock options and/or stock appreciation rights under the Stock Incentive Plan, including reload options, may not exceed 20 million shares.

If the Committee determines that a stock split, dividend, distribution, recapitalization, merger, consolidation or similar event equitably requires an adjustment, the Committee may make equitable adjustments to:

      o the maximum number of shares available for issuance under the Stock Incentive Plan or to any one employee;

      o the maximum number of shares under the limitation on non-Option and non-SAR awards;

      o the maximum number of shares which may be granted as incentive stock options;

      o     the number of shares of common stock covered by outstanding Awards;
            and

      o the exercise price applicable to outstanding options, incentive stock options and stock appreciation rights.

However, the Committee may not amend an outstanding award to an individual for the purpose of reducing the exercise price under that award.

Exercise Price and Payment of Exercise Price. The Committee will determine the exercise price applicable to each option, incentive stock option and stock appreciation right, which, except in the case of options issued in substitution for options based on Citigroup common stock in the Spin-off as discussed below, will not be less than the fair market value of the common stock at the time of the grant. Upon the exercise of an option, the participant may pay the exercise price in cash or, if permitted by the Committee, by using common stock acquired at least six months prior to the exercise, having a fair market value equal to the exercise price, by a combination of cash and common stock or by authorizing us to sell, on behalf of the participant, all or a portion of the shares otherwise issuable upon exercise, with the sale proceeds applied towards the exercise price. If a participant uses shares of common stock to pay the exercise price, the participant may be eligible for the grant of a reload option, as described below.

Reload Options. While authorized under the Stock Incentive Plan, reload options were eliminated for initial option grants made on or after January 23, 2003. For options initially granted before January 23, 2003, a participant may continue to receive reload options if the initial option grant allowed reload options.

A reload option gives the participant the right to purchase a number of shares of common stock equal to the number of shares of common stock used to pay the exercise price and the withholding taxes applicable to an option exercise. Reload options do not increase the net equity position of a participant. Upon the exercise of an option granted under the Stock Incentive Plan or under any other designated stock plan, including but not limited to any plan assumed by us or any successor plans, the participant, at the discretion of the Committee, may receive a reload option. The Committee will determine all the terms of reload options, provided that the exercise price will not be less than the fair market value of the common stock at the time of grant.

Change of Control. Upon a "change of control, "the Committee, may, in its discretion, accelerate, purchase, adjust or modify awards or cause the awards to be assumed by the surviving corporation in a corporate transaction. A "change of control" means the occurrence of any of the following:

      o any "person, "within the meaning of Sections 13(d)and 14(d)of the Exchange Act, other than Citigroup before August 20, 2002, becomes the beneficial owner, within the meaning of Rule 13d-3 under the Exchange Act, of shares of our stock having 25% or more of the total number of votes that may be cast for election of our directors;

      o there occurs a change in the composition of the Board such that a majority of the Board does not consist of directors who either were directors prior to the change, or whose election was approved by the incumbent board;

      o a merger unless our shareholders immediately prior to the merger constitute at least a majority of the shareholders of the entity surviving the merger; or

      o a sale of all or substantially all of our assets or approval by our shareholders of a plan of liquidation.

Additional Cancellation Provisions. Awards granted under the Stock Incentive Plan are subject to cancellation if, after a termination of employment, the participant engages in activities that are materially injurious to us or in competition with our business.

Transferability; Deferrals. The Committee may permit participants to transfer nonqualified stock options (including reload options) and, during any period of restriction on transferability, shares issued as a result of such option exercise, to an immediate family member or a trust for the benefit of a participant's immediate family members. Otherwise, awards granted under the Stock Incentive Plan will not be transferable other than by will or by the laws of descent and distribution. The Committee may postpone the exercise of options, incentive stock options and stock appreciation rights, or the issuance or delivery of common stock or cash under any award for a given period and upon the terms and conditions as the Committee determines. In addition, the Committee may determine that all or a portion of a payment to a participant, whether in cash, shares of common stock or a combination of cash and shares, will be deferred in order to avoid tax results adverse to us.

Tax Consequences. The following is a brief summary of the principal United States federal income tax consequences of transactions under the Stock Incentive Plan, based on current United States federal income tax laws. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences.

Non-Qualified Options. No taxable income is realized by a participant upon the grant of an option, including a reload option. Upon the exercise of an option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares of common stock exercised over the aggregate option exercise price, even though that common stock may be subject to a restriction on transferability or may be subsequently forfeited, in limited circumstances. Income and payroll taxes are required to be withheld by the participant's employer on the amount of ordinary income resulting to the participant from the exercise of an option. The spread is generally deductible by the participant's employer for federal income tax purposes, subject to the possible limitations on deductibility of compensation paid to some executives under Section 162(m)of the Code. The participant's tax basis in shares of common stock acquired by exercise of an option will be equal to the exercise price plus the amount taxable as ordinary income to the participant.

Upon a sale of the shares of common stock received by the participant upon exercise of the option, any gain or loss will generally be treated for federal income tax purposes as long-term or short-term capital gain or loss, depending upon the holding period of that stock. The participant's holding period for shares acquired after the exercise of an option begins on the date of exercise of that option.

If the participant pays the exercise price in full or in part by using shares of previously acquired common stock, the exercise will not affect the tax treatment described above and no gain or loss generally will be recognized to the participant with respect to the previously acquired shares. The shares received upon exercise which are equal in number to the previously acquired shares used will have the same tax basis as the previously acquired shares surrendered to us, and will have a holding period for determining capital gain or loss that includes the holding period of the shares used. The value of the remaining shares received by the participant will be taxable to the participant as compensation, even though those shares may be subject to sale restrictions. The remaining shares will have a tax basis equal to the fair market value recognized by the participant as compensation income and the holding period will commence on the exercise date. Shares used to pay applicable income and payroll taxes arising from that exercise will generate taxable income or loss equal to the difference between the tax basis of those shares and the amount of income and payroll taxes satisfied with those shares. The income or loss will be treated as long-term or short-term capital gain or loss depending on the holding period of the shares used. Where the shares used to pay applicable income and payroll taxes arising from that exercise generate a loss equal to the difference between the tax basis of those shares and the amount of income and payroll taxes satisfied with those shares, that loss may not be currently recognizable if, within a period beginning 30 days before the exercise date and ending 30 days after that date, the participant acquires or enters into a contract or option, including a reload option, to acquire additional common stock.

Incentive Stock Options. No taxable income is realized by a participant upon the grant or exercise of an incentive stock option. If shares of common stock are issued to a participant after the exercise of an incentive stock option and if no disqualifying disposition of those shares is made by that participant within two years after the date of grant or within one year after the receipt of those shares by that participant, then

      o upon the sale of those shares, any amount realized in excess of the option exercise price will be taxed to that participant as a long-term capital gain, and

      o     we will be allowed no deduction.

Additionally, the exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the participant.

If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, that disposition would be a "disqualifying disposition, "and generally

      o the participant will realize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise, or, if less, the amount

      o realized on the disposition of the shares, over the option exercise price, and , we will be entitled to deduct that amount.

Any other gain realized by the participant on that disposition will be taxed as short-term or long-term capital gain, and will not result in any deduction to us. If a participant pays the exercise price in full or in part with previously acquired shares of common stock, the exchange will not affect the tax treatment of the exercise. Upon the exchange, no gain or loss generally will be recognized upon the delivery of the previously acquired shares to us, and the shares issued in replacement of the shares used to pay the exercise price will have the same basis and holding period for capital gain purposes as the previously acquired shares. A participant, however, would not be able to utilize the holding period for the previously acquired shares for purposes of satisfying the incentive stock option statutory holding period requirements. Additional shares of common stock will have a basis of zero and a holding period that commences on the date the common stock is issued to the participant upon exercise of the incentive stock option. If this exercise is effected using shares of common stock previously acquired through the exercise of an incentive stock option, the exchange of the previously acquired shares may be a disqualifying disposition of that common stock if the holding periods discussed above have not been met.

If an incentive stock option is exercised at a time when it no longer qualifies as an incentive stock option, the option will be treated as a nonqualified option. Subject to some exceptions for disability or death, an incentive stock option generally will not be eligible for the federal income tax treatment described above if it is exercised more than three months following a termination of employment.

Stock Appreciation Rights. Upon the exercise of a stock appreciation right, the participant will recognize compensation income, in an amount equal to the cash received plus the fair market value of the common stock received from the exercise. The participant's tax basis in the shares of common stock received in the exercise of the stock appreciation right will be equal to the compensation income recognized with respect to the common stock. The participant's holding period for shares acquired after the exercise of a stock appreciation right begins on the exercise date. Income and payroll taxes are required to be withheld on the amount of compensation attributable to the exercise of the stock appreciation right, whether the income is paid in cash or shares. Upon the exercise of a stock appreciation right, the participant's employer will generally be entitled to a deduction in the amount of the compensation income recognized by the participant.

Certain Limitations on Deductibility of Executive Compensation. As discussed at page [ ] above, the Section 162(m) Limitations apply to equity awards granted under the Stock Incentive Plan, unless certain conditions are satisfied. Compensation under the Stock Incentive Plan is intended to satisfy those conditions and constitute "qualified performance-based compensation."

Amendment and Termination. The Stock Incentive Plan may be amended or terminated by the Compensation and Governance Committee at any time, without the approval of shareholders or participants, provided that no action may, without a participant's written consent, adversely affect any previously granted award, and no amendment that would require shareholder approval under applicable law or under the Code, including but not limited to Section 162(m), may become effective without shareholder approval. The Stock Incentive Plan will terminate on March 16, 2012, unless terminated prior to that date.

Outstanding and future grants

Because awards under the Stock Incentive Plan are determined by the Compensation and Governance Committee, we cannot determine the benefits or amounts that will be received or allocated in the future under the Stock Incentive Plan.
However, the following table provides certain information regarding outstanding stock options to purchase Class A common stock, weighted average exercise prices and shares remaining available under the Stock Incentive Plan, as of December 31, 2002. No options, warrants or rights have been granted to purchase Class B Common Stock. The Stock Incentive Plan is Travelers only plan pursuant to which shares may be issued (shares of Class A Common Stock issued under the Directors' Plan come from the Stock Incentive Plan). The Board of Directors adopted the Stock Incentive Plan in March 2002, and Citigroup, Travelers then sole shareholder, approved the Stock Incentive Plan. However, as we are now submitting the Stock Incentive Plan for shareholder approval at this annual meeting, we are presenting information in the table in the row captioned "Equity compensation plans not approved by security holders."

                      Equity Compensation Plan Information

-----------------------------------------------------------------------------------------------
                                                                                   Number of
                                                                                  Securities
                                                                                   remaining
                                                                                 available for
                                Number of                                       future issuance
                             Securities to be                                    under equity
                               issued upon            Weighted-average           compensation
                               exercise of             exercise price                plans
                               outstanding             of outstanding             (excluding
                                 options,                 options,                securities
                               warrants and             warrants and             reflected in
    Plan Category               rights(a)                 rights(b)             column (a))(c)
-----------------------------------------------------------------------------------------------
Equity compensation
plans approved by
security holders (1)              ----                        ----                  ----
-----------------------------------------------------------------------------------------------
Equity compensation
plans not approved by
security holders (1)           76,115,250(2)            $17.63 per share         39,903,969(3)
-----------------------------------------------------------------------------------------------
Total                          76,115,250(2)            $17.63 per share         39,903,969(3)

----------

(1) The Stock Incentive Plan is Travelers only equity compensation plan and is being submitted for shareholder approval at the Annual Meeting.

(2) Includes 56,894,116 shares underlying stock options that were granted to replace Citigroup stock options that were cancelled in the Spin-off. See footnote (c) to the Summary Compensation Table above.

(3) Under the Stock Incentive Plan, the Compensation and Governance Committee may make various stock-based awards as described above. In addition, shares covered by outstanding awards may become available for new awards if, among other things, the outstanding awards are forfeited. See "Number of Shares Available for Issuance" in the description of the Stock Incentive Plan above. The number reported in this column represents the number of shares of Class A common stock remaining for the grant of awards as of December 31, 2002. This amount was computed by (A) first adding back to the 120 million shares authorized 267,237 shares as available for grant, which shares were used to pay option exercise prices or tax withholdings; and (B) then subtracting the following amounts from the 120 million shares of Class A common stock authorized under the Stock Incentive Plan: (i) the 76,115,250 shares underlying outstanding options reported in column (a) in the table; (ii) 3,045,815 outstanding shares of restricted stock; (iii) 1,186,383 shares issued pursuant to options that were exercised; (iv) 10,180 shares under the Directors' Plan; and (v) 5,640 shares that were issued upon the vesting of restricted stock awards.

As of the February 24, 2003 record date, there were 74,330,632 shares subject to outstanding stock options, and 4,050,715 shares of outstanding restricted stock. This leaves 38,880,175 shares available for the grant of awards under the Stock Incentive Plan, after taking account of option shares exercised, vested restricted stock, shares issued under the Directors' Plan and shares added back that were forfeited or were used to pay option exercise prices and/or tax withholdings. The closing price of the Class A Common Stock on the NYSE on February 24, 2003 was $____ per share.

The table below shows the stock options granted to the individuals and groups indicated as of the February 24, 2003 record date. These awards are not necessarily indicative of awards that we may make in the future.

------------------------------------------------------------------------------------------
                                            Spin-off
                                          Replacement          Other             Total
                                         Option Grants     Option Grants     Option Grants
Name and Position                         # of shares       # of shares       # of shares
------------------------------------------------------------------------------------------
Robert I. Lipp
Chairman and Chief Executive Officer              --          4,324,324         4,324,324
------------------------------------------------------------------------------------------
Charles J. Clarke
President                                    374,557            226,740           601,297
------------------------------------------------------------------------------------------
Douglas G. Elliot
Chief Operating Officer                      282,700            213,652           496,352
------------------------------------------------------------------------------------------
Jay S. Benet
Chief Financial Officer                      196,406            219,536           415,942
------------------------------------------------------------------------------------------
James M. Michener
General Counsel and Secretary                252,789            208,676           461,465
------------------------------------------------------------------------------------------
Current Executive Officers
Group (_persons)                           1,900,757          6,667,285         8,568,042
------------------------------------------------------------------------------------------
Non-Employee Director
Group (10 persons)                                --             50,000            50,000
------------------------------------------------------------------------------------------
Non-Executive Officer
Employee Group                            54,993,358         15,273,567        70,266,926
------------------------------------------------------------------------------------------

        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE
          APPROVAL OF THE TRAVELERS PROPERTY CASUALTY CORP. 2002 STOCK
                                 INCENTIVE PLAN.

Item 3-Approval of the Travelers Property Casualty Corp. Executive Performance Compensation Plan

On March 17, 2002, Travelers Board of Directors adopted the Travelers Property Casualty Corp. Executive Performance Compensation Plan (the "Compensation Plan") in order to address limitations on the tax deductibility of compensation in excess of $1.0 million paid to Travelers five most highly compensated employees whose compensation is required to be reported to shareholders (the "Section 162(m) Limitations"). In accordance with special Section 162(m) rules for companies that become publicly traded, such as Travelers in March of 2002, the Compensation Plan was also approved at that time by Travelers sole shareholder and by an independent committee of the board of directors of Travelers former parent company, which committee established performance goals for calendar year 2002.

Now that we are a publicly traded company, in order to comply with the provisions of the Code and to qualify the compensation payable to Covered Employees (defined below) under the Compensation Plan (including related restricted stock or other stock-based awards issued under the Stock Incentive
Plan) for exclusion from the Section 162(m) deduction limit, the Compensation Plan is being submitted to shareholders for approval at the annual meeting.

The following is a description of the purpose and material provisions of the Compensation Plan. The summary is qualified in its entirety by reference to the complete text of the Compensation Plan, which is attached hereto as Annex C. Capitalized terms used but not defined herein shall have the meanings set forth in the Compensation Plan.

Covered Employees. Section 162(m) of the Code limits the deductibility of certain compensation in excess of $1.0 million per year paid by a publicly traded corporation to "Covered Employees". Under the Code and terms of the Compensation Plan, the "Covered Employees" are determined at the end of the tax year, and are the Chief Executive Officer plus the other four most highly compensated employees of Travelers whose compensation is required to be reported to shareholders under SEC rules. The Covered Employees are the employees eligible to receive compensation awards pursuant to the terms of the Compensation Plan.

Qualified Performance-based Compensation. Compensation paid to Covered Employees will not be subject to the Section 162(m) Limitations if it is considered "qualified performance-based compensation". Under the regulations to Section 162(m), four conditions must be met in order for compensation to qualify as qualified performance-based compensation: (i) it is payable on account of attaining one or more pre-established, objective performance goals that allow a third party to determine the amount payable with respect to a Covered Employee;
(ii) the performance goals are established by a compensation committee of the board of directors that is comprised solely of two or more outside directors not later than 90 days after the beginning of the performance period or after 25% of the performance period has expired; (iii) the material terms of the of the performance goal under which the compensation will be paid are disclosed to and approved by shareholders; and (iv) the compensation committee certifies that the performance goals have been satisfied before payment.

Performance Goal Criteria and Award. Under the Compensation Plan, each year the Compensation and Governance Committee of the Board ("Committee"), a compensation committee meeting the "outside director" requirements of Section 162(m), establishes an objective performance goal and formula for determining the amount of bonus compensation available under the Compensation Plan for each Covered Employee. No annual award to a Covered Employee under the performance goal or Compensation Plan may exceed $5,000,000. Because bonuses depend on achieving pre-established performance goals set by the Compensation and Governance Committee, we cannot determine the amounts that may be received in the future by Covered Employees. The bonuses paid to the Covered Executives under the Compensation Plan for 2002 are set forth in the Summary Compensation Table above.

The performance goals established by the Committee may be based upon any or all of the following business criteria, as set forth in the Compensation Plan:

      o     combined loss and expense ratio;
      o     earnings per share;
      o     net income;
      o     adjusted net income;
      o     return on equity;
      o     cash return on equity;
      o     return on assets;
      o     earnings before interest and taxes;
      o     operating income;
      o     cash flow(s);
      o     stock price; or
      o strategic business objectives consisting of one or more objectives based on meeting specified cost targets, business expansion goals, or goals relating to acquisitions or divestitures.

The Compensation Plan provides that, prior to the beginning of the Bonus Period during which the performance will be determined, or at a later time as may be permitted by the applicable provisions of the Code, the committee will establish a performance goal and an award for each Covered Employee. The Compensation Plan provides for a Bonus Period that is the calendar year, but further provides that the Committee may establish a Bonus Period other than the calendar year for purposes of determining awards under the plan.

Under the terms of the Compensation Plan, the Committee exercises its discretion to reduce or eliminate payments to any Covered Employee. However, the Committee cannot increase the amount of an award to a Covered Employee above that amount determined pursuant to the pre-established performance goal and formula. Prior to the payment of any award to a Covered Employee under the Compensation Plan, the Committee must certify the achievement of the performance goals in respect of such award.

Form of Awards. Awards may be paid in the form of cash or in stock, restricted stock, options or other stock-based or stock-denominated awards from shares reserved for issuance under the Stock Incentive Plan or any successor plan or any other form of consideration or any combination as may be determined by the Committee, in its discretion. The Committee, in its discretion, may provide for the deferral of payment of awards made under the plan.

Amendment and Termination. The Compensation Plan may be terminated or amended at any time by the Committee, including amendments necessary to conform with the requirements of Section 162(m). No amendment shall be made without approval of the shareholders of Travelers if such approval is required in order for the Plan to continue to meet the requirements of Section 162(m) of the Code.

        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE
         APPROVAL AND ADOPTION OF THE TRAVELERS PROPERTY CASUALTY CORP.
                    EXECUTIVE PERFORMANCE COMPENSATION PLAN.

Item 4-Approval of Certain Amendments To Travelers Certificate Of Incorporation

Our Board of Directors has unanimously determined at its meeting held on January 23, 2003 that certain amendments to our certificate of incorporation are advisable and voted to recommend them to our shareholders for adoption. These proposed amendments to our certificate of incorporation (the "Proposed Amendments") are attached hereto as Annex D and are summarized below. Shareholders are urged to read carefully the materials that follow as they involve matters of particular importance.

      The proposed amendments provide for various changes intended:

      o     to make a minor change to Article Fourth; and_.

      o     to delete obsolete or undesireable provisions.

Background of the Proposed Amendments

      Prior to the IPO, we were an indirect wholly-owned subsidiary of Citigroup. After the completion of the IPO, Citigroup beneficially owned all of our outstanding class B common stock and 269 million shares of our class A common stock, representing [94.8%] of the combined voting power of all classes of our voting securities. Thus, Citigroup was generally able to determine the outcome of all corporate actions requiring shareholder approval, including the election of directors.

      In order to address potential conflicts of interest between us and Citigroup arising out of Citigroup's position as our controlling shareholder, our certificate of incorporation contains provisions regulating and defining the conduct of our affairs and those of our officers, directors and shareholders in connection with our relationship with Citigroup. Our certificate of incorporation also contains provisions relating to corporate opportunities and interested directors, provisions relating to control by Citigroup, and provisions relating to Citigroup's regulatory status.

      Moreover, under the provisions of our certificate of incorporation, the prior consent of Citigroup was effectively required in connection with various corporate actions until such time as Citigroup ceased to own beneficially at least 20% of the combined voting power of all of our outstanding voting securities. After the Spin-off, Citigroup no longer owns 20% of the combined voting power of all of our outstanding voting securities. Thus, a number of the provisions in our certificate of incorporation are no longer needed or desirable to us, and the Board of Directors recommends that they be modified or deleted.

Description of the Proposed Amendments

      The following summarizes the Proposed Amendments that are recommended by the Board of Directors and are being presented for a vote of shareholders.

      Article Fourth

      Article Fourth, Subsection A would be amended to change the word "shall" to "were" to reflect the fact that the reclassification of the shares of common stock into class A and class B common stock was accomplished.

      Article Seventh

      The Board of Directors proposes that we delete Article Seventh which deals with conflicts of interest between us and Citigroup. It contains provisions relating to corporate opportunities and provisions that govern the duties of our officers and directors who are also officers and directors of Citigroup. Section I of Article Seventh provides that all of Article Seventh except for Section I "shall become inoperative and of no effect following the Operative Date." The "Operative Date" is defined in Section H, subpart (iii) of Article Seventh as the first date on which Citigroup ceases to own beneficially shares entitled to 20% or more of the votes entitled to be cast by the then outstanding class A common stock and class B common stock. Citigroup issued a press release on August 20, 2002 at the time of the Spin-Off in which it stated that as of that date it held shares of class A and class B common stock "representing 9.99% of the outstanding shares of Travelers common stock and 9.99% of the outstanding voting power of Travelers." Therefore, the Operative Date occurred at the time of the Spin-Off, and Article Seventh is no longer effective.

      Article Eighth

      The Board of Directors proposes that we delete Article Eighth which also deals with conflicts of interest between us and Citigroup. It establishes procedures for the approval of certain contractual and other business relations between us and Citigroup. Article Eighth did not become inoperative upon the occurrence of the Operative Date. However, based on the reduced ownership of our stock by Citigroup, our Board of Directors is recommending that Article Eighth be deleted.

      Article Ninth

      The Board of Directors proposes that we delete Article Ninth which regulates the conduct of certain of our affairs as they may affect Citigroup and its legal and regulatory status. It also requires Citigroup's written approval of any action that would result in any of our directors who is also a director or officer of Citigroup being ineligible to serve as one of our directors. Section G of Article Ninth provides that Article Ninth shall become inoperative following the Operative Date. Due to the occurrence of the Spin-Off, Article Ninth is no longer in effect.

      Article Tenth

      The Board of Directors proposes that we delete Article Tenth. This Article restricted us from taking certain actions prior to the Spin-off, such as mergers, changes in capitalization, issuance of shares, dissolution or incurrence of debt, without the approval of a majority of the class B common stock. By their terms, the restrictions applied only during the period prior to the Spin-off.

      Renumbering

      If the Proposed Amendments are approved resulting in the deletion of Articles Seventh through Tenth, existing Articles Eleventh through Sixteenth would be renumbered as Articles Seventh through Twelfth, respectively.

Vote Required

      The terms of Articles Seventh, Eighth, Ninth and Tenth required that, until the occurrence of the Spin-Off, the affirmative vote of at least 80% of the votes entitled to be cast thereon was required to amend or repeal these Articles. Upon the occurrence of the Spin-Off, the vote required to amend or repeal such Articles was returned to the vote required to amend certificates of incorporation under the laws of the State of Connecticut. Under the laws of the State of Connecticut, the Proposed Amendments will be approved if more votes are cast in favor of their approval than are cast against such approval at a meeting at which a quorum exists.

           THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE TO
                        APPROVE THE PROPOSED AMENDMENTS.

Item 5-Ratification of Selection of Independent Auditors

The audit committee of the board of directors has selected KPMG LLP as the independent auditors of Travelers for 2003. KPMG has served as the independent auditors of Travelers and its predecessors since December 1993. Arrangements have been made for a representative of KPMG to attend the annual meeting. The representative will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate shareholder questions.

If the shareholders do not ratify the selection of KPMG LLP, or if prior to the 2004 Annual Meeting, KPMG LLP declines to act or otherwise becomes incapable of acting, or if its employment is discontinued by the Audit Committee, then the Audit Committee will appoint other independent accountants whose employment for any period subsequent to the 2004 Annual Meeting will be subject to ratification by the shareholders at that meeting.

Audit Fees

The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Travelers annual financial statements for the year ended December 31, 2002 and the reviews of the financial statements included in Travelers quarterly reports on Form 10-Q during 2002 were $2,005,000.

Financial Information Systems Design and Implementation Fees

KPMG LLP did not provide any information technology services in 2002.

All Other Fees

The aggregate fees billed for all other services provided to Travelers by KPMG LLP were $692,200. . These services primarily involved audits of benefit and pension plans, tax-related services, other required attestation reports and services related to registration statements and consents, including those provided in the IPO.

           THE BOARD RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF KPMG
                 LLP AS TRAVELERS INDEPENDENT AUDITORS FOR 2003.

Certain Relationships and Transactions

Employment Agreement

      Mr. Lipp has an employment agreement with Travelers dated March 7, 2002, pursuant to which he serves as our chairman and chief executive officer, for a period of 5 years from the March 22, 2002 IPO, subject to early termination. Mr. Lipp's annual base salary will be not less than $600,000 and he participates in our bonus and other incentive plans intended for our senior management. Under the agreement, Travelers granted to Mr. Lipp a stock option to purchase 4,324,324 shares of Class A common stock at an exercise price equal to the initial public offering price of $18.50. The option vests in 20% annual increments beginning on March 22, 2003. In addition, the option will be fully vested and immediately exercisable if Mr. Lipp's employment is terminated by us without cause or by him for a good reason, or in the event of death, disability or a change in control. Mr. Lipp is also entitled to certain benefits and perquisites.

      The agreement also provides that if during the term of the agreement:

      o Mr. Lipp's employment is terminated by us without cause or by him for a good reason, he will be entitled to (1) a lump sum payment in an amount equal to two times the sum of (a) his annual salary and
            (b) the highest annual bonus paid to him for the three performance years prior to his termination and (2) all accrued benefits;

      o Mr. Lipp's employment is terminated by him for any reason during a 60-day period beginning 6 months after a change in control or if his employment is terminated by us without cause or by him with good reason during the period beginning on the later of 6 months prior to such change of control and ending two years after such change of control, he will be entitled to (1) a lump sum payment in an amount equal to three times the sum of (a) his annual salary and (b) the highest annual bonus paid to him for the three performance years prior to his termination and (2) all accrued benefits.

As a condition to receiving the above described payments and benefits, Mr. Lipp will be subject to a non-solicitation agreement for one year following the termination of the agreement

Aircraft lease

LCG Enterprises LLC, a limited liability company of which Mr. Lipp is the sole member, owns and leases to Travelers a Falcon 50 aircraft on a month-to-month basis for business purposes. Pursuant to the lease, Travelers is responsible for the operation and maintenance of the aircraft and pays to LCG $989 per hour of actual flight time. Travelers does not incur an hourly charge when the aircraft is not used or when Mr. Lipp uses the aircraft for personal reasons. Mr. Lipp may use the aircraft and other Travelers-owned aircraft for personal travel and has agreed to reimburse Travelers for his personal use of any of the aircraft at the maximum non-charter rate permitted by the Federal Aviation Administration rules. In May 2002, Travelers then independent directors determined that the terms of the lease are more favorable to Travelers than those under which Travelers could obtain the use of a comparable aircraft from an unaffiliated third party. In 2002, Travelers paid $130,944 to LCG for use of the aircraft and Mr. Lipp reimbursed Travelers $173,073 for his personal use of the aircraft.

Investment portfolio consulting

During 2002, Travelers engaged HPB Management LLC ("HPB"), a limited liability company of which Mr. Berkowitz, a director of Travelers, is the senior managing member. HPB provided consulting services to Travelers that involved (i) the management of its investment portfolio, including making recommendations as to portfolio asset allocation, (ii) retention of investment managers and other investment management activities, (iii) advising Travelers in the negotiation of an investment management agreement between Travelers and Citigroup Alternative Investments Inc., (iv) assisting Travelers in identifying potential candidates for the position of Travelers chief investment officer, and (6) certain other services, including advice on investing pension plan assets. HPB provided the services pursuant to an agreement between Travelers and HPB dated as of January 1, 2002. Travelers terminated the agreement on September 24, 2002, before Mr. Berkowitz was elected as a director. During 2002, Travelers paid HPB $335,000 in fees and certain expenses. In addition, during 2002, HPB subleased office space in New York City to Travelers for which Travelers paid $29,500. HPB continues to sublease space in 2003 for $3,500 per month.

Investment in subsidiary

On August 1, 2002, Commercial Insurance Resources, Inc. ("CIRI"), a Travelers subsidiary and the holding company for the Gulf Insurance Group ("Gulf"), completed an investment transaction with a group of outside investors and senior employees of Gulf. Trident II, L.P. ("Trident") and its related co-investment funds, Marsh & McLennan Capital Professionals Fund, L.P., Marsh & McLennan Employees' Securities Company, L.P. and Trident Gulf Holding, LLC invested $125.0 million in the aggregate, and a group of senior employees of Gulf invested $14.2 million. Meryl D. Hartzband, a director of Travelers, is a Senior Principal and the Investment Director of MMC Capital, Inc. ("MMC Capital"), the manager of Trident, and also a member of the investment committee of the general partner of Trident. MMC Capital is a wholly owned subsidiary of Marsh & McClennan Companies, Inc.

The investments made in CIRI by Trident, its related co-investment funds and the Gulf employees included $85.9 million of mandatory convertible preferred stock, $49.7 million of convertible notes and $3.6 million of common equity, representing a 24% ownership interest, on a fully diluted basis. The dividend rate on the preferred stock is 6.0%. The interest rate on the notes is 6.0% payable on an interest-only basis. The notes mature on December 31, 2032. The investment agreements provide for registration rights and transfer rights and restrictions and other matters customarily addressed in agreements with minority investors.

Legal services

Skadden, Arps, Slate, Meagher & Flom LLP provided legal services to Travelers during 2002. Mr. Bialkin, a director of Travelers, is a partner in this law firm. Each of Citigroup and Travelers engaged the firm to provide legal services in connection with the IPO and the Spin-off. As required by the Intercompany Agreement with Citigroup discussed below, Travelers was obligated to pay for Citigroup's legal fees and expenses related to the IPO and the Spin-off. Travelers paid approximately $6,074,700 in fees to the firm for legal services rendered to Travelers and Citigroup in connection with the IPO and the Spin-off. In 2002, Travelers also paid approximately $2,721,965 in fees to the firm for other legal services.

Investment banking services

Credit Suisse First Boston ("CSFB") was one of several investment banking firms that was an underwriter of Travelers IPO and 4.5% Convertible Junior Subordinated Notes offering for which CSFB received approximately $6.2 million in underwriting fees. Jeffrey M. Peek, a director of Travelers, is Vice Chairman of CSFB.

Relationships with Citigroup

Until the Spin-off was completed on August 20, 2002, Travelers remained a majority-owned subsidiary of Citigroup, and Travelers and Citigroup had agreements between them that addressed various business relationships. However, in connection with the IPO, Travelers and Citigroup terminated these agreements and entered into new agreements, including a new intercompany agreement dated as of March 26, 2002, as amended on August 19, 2002. Certain terms of the intercompany agreement and other agreements and arrangements between Travelers and Citigroup and its affiliates are summarized below.

Intercompany Agreement

Intellectual Property. Travelers owns the "Travelers" name and mark, but we granted Citigroup the right to make various uses of the "Travelers" name and mark for two years from March 22, 2002, subject to certain conditions. Citigroup owns the "umbrella" mark and granted Travelers a right to make various uses of the "umbrella" mark and other Citigroup marks for two years from March 22, 2002. In addition, Travelers agreed to enter into a License Agreement with The Travelers Insurance Company, a Citigroup subsidiary ("TIC") pursuant to which Travelers would grant TIC the right to use the "Travelers Life and Annuity," "The TIC" and "The Travelers Life and Annuity Company" names and marks and other names and marks containing "Travelers" for use in Citigroup's life insurance and annuity business, subject to certain conditions.

Indemnification. Travelers will indemnify Citigroup and its officers, directors, employees and agents against losses arising from certain actions by Travelers. Citigroup will indemnify Travelers and our officers, directors, employees and agents against losses arising from certain actions by Citigroup.

Registration Rights. Citigroup can demand that Travelers register the distribution of Travelers shares of common stock that Citigroup owned after the IPO. Citigroup also has so-called "piggyback" registration rights, which means that Citigroup may include its shares in any future registrations of Travelers common equity securities. Travelers will pay all costs and expenses in connection with each such registration, except underwriting discounts and commissions applicable to the shares of common stock sold by Citigroup. Travelers will also register sales of shares of our common stock owned by employees of Citigroup pursuant to employee stock or option plans, but only to the extent such registration is required for the shares to be freely tradable.

Reimbursement Agreements. Travelers paid all costs and expenses incurred in connection with the IPO, the Spin-off and related transactions.

Business Relationships. [Travelers has an agreement for Citigroup to distribute our property and casualty insurance products through Citigroup's distribution channels]. We will continue to purchase annuities for structured settlements from Citigroup on the same economic terms that existed at the IPO, through 2003, and thereafter on terms to be mutually agreed upon. During 2004, we will use Citigroup as our most preferred provider of structured settlement claims, as long as Citigroup maintains competitive ratings and its products are competitively priced.

Right of First Offer. For a period of two years following the Spin-off, Travelers has the right of first offer to provide Citigroup property and casualty coverage that we do not currently provide it and Citigroup has the right of first offer to provide us any financial service it does not currently provide us, at market rates, terms and conditions at the time of the offer. Neither party is required to purchase the services at rates, terms or conditions less favorable than those offered by any third party at the time of the offer.

Other Provisions. The intercompany agreement also provides for various other matters, including: (i) the provision of insurance and allocation and/or reimbursement of costs and premiums of that insurance; (ii) the provision of data processing services and allocation and/or reimbursement of costs of those services; (iii) cross-licensing of computer software; (iv) volume purchasing arrangements; (v) the sale of aviation equipment and the reimbursement for the costs related to the provision of aviation services until the Spin-off occurred; and (vi) provisions



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

governing other relationships among members of Citigroup, on the one hand, and Travelers, on the other hand.

Trademark License Agreement

Travelers and TIC entered into a Trademark License Agreement dated as of August 19, 2002. Under this agreement, except for marks already in use by TIC, any new corporate or trade name adopted by TIC and its affiliates must contain the term "Travelers Life & Annuity." In addition, any trademark, service mark, domain name, or other source indicator adopted by TIC and its affiliates must meet the criteria set forth in certain trademark guidelines. TIC must cease use of Travelers marks within 2 years after certain events, including Citigroup ceasing to control TIC.

Transition Services Agreement.

Travelers and Citigroup entered into a transition services agreement dated August 19, 2002 for the provision of certain facilities sharing, systems, corporate, administrative and other shared services after the Spin-off. The term for the provision of each service is one year, except for data processing services and related support, which is two years, services related to the accident department of TIC operated for the benefit of Travelers, is two years, and payroll and human resources services, which is two years plus the remaining portion of the second year. Except for payroll and human resources services, each service is subject to an extension for another one-year term upon advance notice from the receiving party. The cost for the provision of each transition service reflects payment terms consistent with the cost allocation before the Spin-off.

Real Estate

In connection with the Spin-off, Travelers and Citigroup agreed to separate the real estate owned, leased and subleased by each party based upon our respective business operations. Therefore, Travelers: (i) entered into assignment agreements so that we no longer lease premises occupied by Citigroup within which no portion of our business is located; (ii) entered into sublease arrangements, either in the capacity of sublessor or sublessee, with respect to each location that was occupied by both Citigroup and Travelers after the IPO;
(iii) took various leasehold interests from Citigroup by assignment, and allocated various expenses and liabilities related to properties leased by us and Citigroup and (iv) purchased certain premises and other properties from Citigroup that we had previously leased for approximately $68 million.

Asbestos Indemnification Agreement

Travelers entered into an agreement with Citigroup that provided that if in any fiscal year we recorded additional asbestos-related income statement charges in excess of $150 million, net of any reinsurance, Citigroup would pay to us the amount of any such excess up to a cumulative aggregate of $800 million, reduced by the tax effect of the highest applicable federal income tax rate. As a result of Travelers adding to its asbestos reserves through January 2003, Travelers has utilized all of the benefits under the agreement.

Investment Advisory


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

Travelers entered into an Investment Management and Administrative Services Agreement dated as of August 6, 2002 with Citigroup Alternative Investments LLC ("CAI"), a Citigroup affiliate. CAI provides investment advisory services with respect to Travelers investment portfolio for a period of two years and at fees mutually agreed upon, including a component based on performance. Charges incurred related to this agreement were $47.2 million for 2002. Either party may terminate the agreement effective on or after March 31, 2003 upon 90 days prior notice.

Tax Allocation Agreement

Travelers and Citigroup are parties to a tax allocation agreement, which generally provides for the allocation of income tax liabilities between us and Citigroup and certain other matters. The tax allocation agreement governs these tax-related matters for taxable periods before and after the IPO and the Spin-off. Under the tax allocation agreement, we will indemnify Citigroup for tax liabilities that are allocated to us.

Brokerage and Investment Banking.

In the ordinary course of business, we purchase and sell securities through Citigroup's broker-dealers. These transactions are conducted on an arm's-length basis. Commissions are not paid for the purchase and sale of debt securities. In addition, Salomon Smith Barney Inc., an affiliate of Citigroup, performs investment banking and advisory services for us. Salomon Smith Barney Inc. and Salomon Brothers International Limited were underwriters of the IPO and the concurrent debt offering and received underwriting discounts and commissions of approximately $90 million.

Debt transactions and dividends

On February 7, 2002, a prior note agreement with Citigroup was replaced by a new note agreement. Travelers paid the outstanding balance of $1.2 billion following the IPO.

Travelers has a $500.0 million revolving line of credit agreement with a Citigroup affiliated company. The line of credit expires in December 2006. At December 31, 2002, TIGHI had $500.0 million of borrowings outstanding under the line of credit at an interest rate of 3.6% and with payment due in November 2003. Travelers also has a $250.0 million revolving line of credit from Citigroup which expires in 2006. Travelers pays a commitment fee to Citigroup for this line of credit, The interest rate for borrowings under this committed line is a variable interest rate based upon LIBOR. At December 31, 2002, there was $200 million of outstanding borrowings under this revolving line of credit.

In February 2002, Travelers paid a dividend of $1.0 billion to Citigroup in the form of a non-interest bearing note. On December 31, 2002 this note was paid in full. In February 2002, Travelers also paid a dividend of $3.7 billion to Citigroup in the form of a note payable, all of which was paid by May 8, 2002. In March 2002, Travelers paid a dividend of $395.0 million to Citigroup in the form of a note which was paid following the IPO and the Notes Offering.

Other Transactions

Before the IPO Travelers effected a corporate reorganization that included Travelers transfer of substantially all of its assets to Citigroup, other than the capital stock of TIGHI, which is the holding company of Travelers Property Casualty insurance subsidiaries. Citigroup assumed all of Travelers' third-party liabilities, other than liabilities relating to TIGHI and its active employees. On February 28, 2002 we sold the stock of CitiInsurance International Holdings Inc. to Citigroup for $403 million, its net book value.

Submitting Future Shareholder Proposals

Under SEC rules, a shareholder who intends to present a proposal at the 2004 annual meeting of shareholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to Travelers Secretary at the address on the cover of this proxy statement. The proposal must be received no later than November 20, 2003. In addition to these SEC rules, Travelers bylaws require advance notice of business to be brought before a shareholders' meeting, including nominations of persons for election as directors. Generally, notice to Travelers Secretary must be given at least 90 days, but not more than 120 days before the anniversary of the immediately preceding annual meeting of shareholders. For the 2004 annual meeting, Travelers' Secretary must receive advance notice of any proposed business no later than January 25, 2004 in order for the business to be considered at the meeting. The bylaws have certain other requirements. You may obtain a copy of the bylaws from the Secretary.

Cost of Annual Meeting and Proxy Solicitation

Travelers pays the cost of the annual meeting and the cost of soliciting proxies. In addition to soliciting proxies by mail, Travelers may solicit proxies by personal interview, telephone and similar means. No director, officer or employee of Travelers will be specially compensated for these activities. Travelers also intends to request that brokers, banks and other nominees solicit proxies from their principals and will pay the brokers, banks and other nominees certain expenses they incur for such activities. Travelers has retained Georgeson Shareholder, a proxy soliciting firm, to assist in the solicitation of proxies. Georgeson's solicitation fee is $15,000, plus reimbursement of certain out-of-pocket expenses.

Section 16(a) beneficial ownership reporting compliance

Section 16(a) of the Securities Exchange Act requires Travelers executive officers and directors, and persons who own more than 10% of a registered class of Travelers equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE, and to furnish Travelers with copies of the forms. Based on its review of the forms it received, or written representations from reporting persons, Travelers believes that, during 2002, each of its executive officers, directors and greater than 10% shareholders complied with these requirements.


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

                                     ANNEX A

                        TRAVELERS PROPERTY CASUALTY CORP.

                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

I. Purpose.

The Audit Committee ("Committee") of the Board of Directors ("Board") of Travelers Property Casualty Corp. ("Company") shall assist the Board in the oversight and monitoring of 1) the integrity of the Company's financial statements, and public disclosures; 2) the performance, independence and qualifications of the Company's independent auditors; 3) the performance of the Company's internal auditors; and 4) the Company's compliance with applicable legal and regulatory requirements.

The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement.

II. Organization.

The Committee shall consist of three or more members of the Board of Directors. The members of the Audit Committee shall meet the independence requirements of the New York Stock Exchange ("NYSE"), Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission, and the experience and expertise requirements of the NYSE. The Company shall disclose whether the Committee has a "financial expert" as defined by rules of the Commission. Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

The Audit Committee members and the Audit Committee Chairman shall be appointed by the Board of Directors, and may be replaced by the Board.

The Committee shall make regular reports to the Board, including an annual review of the adequacy of this charter, and an annual review of the Committee's performance.

III. Meetings.

The Committee shall meet at least four (4) times per year on a quarterly basis, or more frequently as circumstances require. The Committee shall meet periodically with senior management of the Company, the Company's Chief Internal Auditor and the Company's independent auditor, in separate executive sessions. The Committee may request any officer or employee of the Company, or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.


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

IV. Authority and Responsibility.

In order to assist the Board in its oversight of the integrity of the Company's financial statements and public disclosures, the Committee shall, as it deems necessary or appropriate:

      1. Review and discuss with the Chief Financial Officer ("CFO") and other members of the Company's management and the independent auditor, the annual audited financial statement, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.
      2. Review and discuss with the CFO or his or her designee and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.
      3. Discuss with the CFO or his or her designee and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any off-balance sheet structures on the Company's financial statements, any significant deficiencies or material weaknesses in the Company's internal controls and any special steps adopted in light of these control deficiencies.
      4. Receive and discuss quarterly reports from the independent auditors on:
            a.    All critical accounting policies and practices to be used.
            b. All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.
            c. Other material written communications between the independent auditor and management, such as the quarterly review opinion, any management letter and any schedule of unadjusted differences.
      5. Review and discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee may perform these functions generally by discussing the types of information to be disclosed and the types of presentation to be made, rather than discussing the same in advance of each earnings release or other disclosure or presentation.
      6. Discuss with the CFO or his or her designee, and the independent auditor the effect of regulatory and accounting initiatives on the Company's financial statements.
      7. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management procedures. The Committee shall satisfy itself that:
            a. The Company has appropriate procedures, practices and processes in place to reasonably assure adherence to policies and limits relating to the assumption of risk; and
            b. The risks assumed by the Company are appropriately reflected in the books and records of the Company and that procedures are in place to assure the timeliness and integrity of the reporting thereof.


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

      8. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.
      9. Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weakness therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.
      10. Retain independent legal, accounting or other advisors in order to assist the Committee in carrying out its responsibilities, as it deems necessary. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

In order to assist the Board in its oversight of the performance, independence and qualifications of the Company's independent auditors, the Audit Committee shall:

      1. Assume and retain the sole authority to appoint or replace the independent auditor (subject to shareholder ratification, if applicable). The independent auditor shall report directly to the Committee and the Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting.
      2. Review the independence of the Company's independent auditors, including the annual communication as to independence delivered by the independent auditors (Independent Standards Board Standard No. 1, "Independence Discussions with Audit Committees") and recommend appropriate action in response to any concerns raised in the annual communication as to independence or the related Audit Committee discussions.
      3. Review and pre-approve all auditing services and permitted non-audit services, including the fees and terms thereof, to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Committee may delegate the authority to grant pre-approvals of audit and permitted non-audit services to an individual Audit Committee member or members, provided that the decisions of such individual member or members to grant such pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.
      4. Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company.

      5. Evaluate the qualifications, performance and independence of the independent auditor and specifically the qualifications, performance and independence of the lead partner. Consider whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and internal auditors. The Committee shall present its conclusions with respect to the independent auditor to the Board on an annual basis.
      6. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.
      7. Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.
      8. Receive a report as to any material matters that were referred to the independent auditors' national office relating to accounting policies and/or financial statement disclosure within the Company's financial statements and, to the extent deemed appropriate, the Committee shall request an opportunity to address such issues directly with a representative of such national office.
      9. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

In order to assist the Board in its oversight of the performance of the Company's internal auditors, the Committee shall:

      1. Review and approve the appointment and replacement of the Company's Chief Auditor;
      2. Review and approve, based upon the recommendation of management, the independent auditors and the Chief Auditor, the scope and plan of the independent audit, and the scope and plan of the work to be done by internal audit, including the adequacy of the internal audit budget and staffing;
      3. Review and evaluate the adequacy of the work performed by the Chief Auditor and internal audit, which shall encompass an evaluation of the effectiveness of the Company's internal control design and performance in carrying out assigned control responsibilities;
      4. Address itself to specific issues or problems that arise, with the objective of identifying which processes need to be enhanced, if any, and satisfy itself that management has timely and reasonable corrective action plans; and
      5. Review the report of the Chief Auditor regarding the expenses of, the perquisites paid to, and the conflicts of interest, if any, of the members of the Company's senior management.

In order to assist the Board in its oversight of the Company's compliance with legal and regulatory requirements, the Committee shall:

      1. Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act Reporting of Illegal Acts has not been implicated.

      2. Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company and its subsidiaries are in conformity with applicable legal requirements and the Company's Code of Business Conduct and Ethics. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct and Ethics.
      3. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
      4. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies, and satisfy itself that the Company has taken appropriate corrective action.
      5. Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

V. Limitation of Audit Committee's Role.

The Audit Committee has the responsibilities and powers set forth in this Charter. Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with generally accepted accounting principles, the system of internal controls, and procedures designed to insure compliance with accounting standards and applicable laws and regulations. The Company's independent auditors are responsible for auditing the financial statements. The Audit Committee's responsibility is to monitor and review these processes and procedures described above. The Audit Committee may apply reasonable materiality standards to all of its activities.


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

                                     ANNEX B

                        Travelers Property Casualty Corp.
                            2002 STOCK INCENTIVE PLAN
                        (As amended on January 23, 2003)

1. PURPOSE

      The purposes of the Travelers Property Casualty 2002 Stock Incentive Plan (the "Plan") are to (i) attract and retain employees by providing compensation opportunities that are competitive with other companies; (ii) provide incentives to those employees who contribute significantly to the long-term performance and growth of the Company and its Subsidiaries; and (iii) align employees' long-term financial interests with those of the Company's stockholders.

2. EFFECTIVE DATE

      The original effective date of the Plan is March 17, 2002, and is amended effective January 23, 2003.

3. DEFINITIONS

      "Award" shall mean an Option, SAR or other form of Stock Award granted under the Plan.

      "Award Agreement" shall mean the document evidencing an Award granted under the Plan.

      "Board" shall mean the Board of Directors of the Company.

      "Change of Control" shall have the meaning set forth in Section 13.

      "Common Stock" shall mean Class A common stock of the Company, par value $.01 per share.

      "Covered Employee" shall mean "covered employee" as such term is defined in Section 162(m) of the Code.

      "Code" shall mean the Internal Revenue Code of 1986, as amended, including any rules and regulations promulgated thereunder.

      "Company" shall mean Travelers Property Casualty Corp., a Connecticut corporation.

      "Committee" shall mean the Compensation and Governance Committee of the Board, or such other committee or subcommittee duly established by the Board, the members of which shall satisfy the requirements of Rule 16b-3 under the 1934 Act and who also qualify, and shall remain qualified as "outside directors" as defined in Section 162(m) of the Code; provided however, that prior to the initial public offering of the Company's Class A Shares, as contemplated by the Company's registration statement on Form S-1 filed with the

      Securities and Exchange Commission, the term "Committee" shall mean the Personnel, Compensation and Directors Committee of the Board of Directors of Citigroup Inc.

      "Deferred Stock" shall mean an Award payable in shares of Common Stock at the end of a specified deferral period that is subject to the terms, conditions and limitations described or referred to in Section 7(c)(iv).

      "Employee" shall have the meaning set forth in General Instruction A to the Registration Statement on Form S-8 promulgated under the Securities Act of 1933, as amended, or any successor form or statute, as determined by the Committee.

      "Fair Market Value" shall mean the fair market value of the Common Stock, as determined by the Committee.

      "ISO" shall mean an incentive stock option as defined in Section 422 of the Code.

      "Option" shall mean the right to purchase a specified number of shares of Common Stock at a stated exercise price for a specified period of time. The term "Option" as used in this Plan, shall include the terms "Reload Option" and "ISO".

      "Participant" shall mean an Employee who has been granted an Award under the Plan.

      "Reload Option" shall have the meaning set forth in Section 7(a)(ii).

      "Restricted Stock" shall mean an Award of Common Stock that is subject to the terms, conditions, restrictions and limitations described or referred to in Section 7(c)(iii).

      "SAR" shall mean a stock appreciation right that is subject to the terms, conditions, restrictions and limitations described or referred to in
      Section 7(b).

      "Section 16(a) Officer" shall mean an Employee who is subject to the reporting requirements of Section 16(a) of the 1934 Act.

      "Stock Award" shall have the meaning set forth in Section 7(c)(i).

      "Stock Unit" shall have the meaning set forth in Section 7(c)(v).

      "Subsidiary" shall mean any entity that is directly or indirectly controlled by the Company or any entity, including an acquired entity, in which the Company has a significant equity interest, as determined by the Committee, in its discretion.

      "1934 Act" shall mean the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder and any successor thereto.


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

4. THE COMMITTEE

      (a) Committee Authority. The Committee shall have full and exclusive power to administer and interpret the Plan, to grant Awards and to adopt such administrative rules, regulations, procedures and guidelines governing the Plan and the Awards as it may deem necessary in its discretion, from time to time. The Committee's authority shall include, but not be limited to, the authority to: (i) determine the type of Awards to be granted under the Plan; (ii) select Award recipients and determine the extent of their participation; (iii) determine the method or formula for establishing the Fair Market Value of the Common Stock for various purposes under the Plan; (iv) determine whether and under what circumstances such Fair Market Value may be discounted; and (v) establish all other terms, conditions, restrictions and limitations applicable to Awards and the shares of Common Stock issued pursuant to Awards, including, but not limited to those relating to a Participant's retirement, death, disability, leave of absence or termination of employment. The Committee may accelerate or defer the vesting or payment of Awards, cancel or modify outstanding Awards, waive any conditions or restrictions imposed with respect to Awards or the Common Stock issued pursuant to Awards and make any and all other interpretations and determinations which it deems necessary with respect to the administration of the Plan, subject to the limitations contained in Section 4(d) with respect to all Participants and subject to the provisions of Section 162(m) of the Code with respect to Covered Employees. The Committee's right to make any decision, interpretation or determination under the Plan shall be in its sole and absolute discretion.

      (b) Administration of the Plan. The administration of the Plan shall be managed by the Committee. The Committee shall have the power to prescribe and modify, as necessary, the form of Award Agreement, to correct any defect, supply any omission or clarify any inconsistency in the Plan and/or in any Award Agreement and to take such actions and make such administrative determinations that the Committee deems appropriate in its discretion. Any decision of the Committee in the administration of the Plan, as described herein, shall be final, binding and conclusive on all parties concerned, including the Company, its stockholders and Subsidiaries and all Participants.

      (c) Delegation of Authority. The Committee may at any time delegate to one or more officers or directors of the Company some or all of its authority over the administration of the Plan, with respect to persons who are not Section 16(a) Officers or Covered Employees.

      (d) Prohibition Against Repricing. In no event shall the Committee have the right to amend an outstanding Award, or cancel an outstanding Award and issue a new Award, for the sole purpose of reducing the exercise price thereunder.

      (e) Indemnification. No member of the Committee shall be personally liable for any action or determination made with respect to the Plan, except for his or her own willful misconduct or as expressly provided by statute. The members of the Committee shall be entitled to indemnification and reimbursement. In the performance of its functions under the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company's officers, accountants, counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.


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

5. PARTICIPATION

      (a) Eligible Employees. The Committee shall determine which Employees shall be eligible to receive Awards under the Plan.

      (b) Participation by Subsidiaries. Employees of Subsidiaries may participate in the Plan upon approval of the Awards by the Committee. A Subsidiary's participation in the Plan may be terminated at any time by the Committee. If a Subsidiary's participation in the Plan shall terminate, such termination shall not relieve it of any obligations theretofore incurred by it under the Plan, except with the approval of the Committee.

      (c) Participation outside of the United States. The Committee or its designee shall have the authority to amend the Plan and/or the terms and conditions relating to an Award to the extent necessary to permit participation in the Plan by Employees who are located outside of the United States on terms and conditions comparable to those afforded to Employees located within the United States, provided that any such action taken with respect to a Covered Employee shall be taken in compliance with Section 162(m) of the Code.

      (d) Cancellation and Modification of Awards. In the event of a change in a Participant's duties and responsibilities, or a transfer of the Participant to a different position, the Committee may cancel or modify any Award granted to such Participant or adjust the number of shares of Common Stock subject thereto commensurate with the transfer or change in responsibility, as determined by the Committee, in its discretion, provided that no such action shall violate the provisions of Section 4(d), and further provided that any such action taken with respect to a Covered Employee shall be taken in compliance with Section 162(m) of the Code.

6. AVAILABLE SHARES OF COMMON STOCK

      (a) Shares Subject to the Plan. Shares of Common Stock issued pursuant to Awards granted under the Plan will be shares that have been authorized but unissued, which would include shares that have been previously issued and reacquired by the Company. Reacquired shares may consist of shares purchased in open market transactions. Subject to the following provisions of this Section 6, the aggregate number of shares of Common Stock that may be issued to Participants pursuant to Awards granted under the Plan shall not exceed One Hundred Twenty Million (120,000,000) shares of Common Stock, which amount includes Stock Options, Deferred Stock and Restricted Stock issued to Employees in substitution of stock options and restricted stock held by such Employees with respect to shares of common stock of Citigroup Inc.

      (b) Forfeited Awards. Awards or portions of Awards made under the Plan which are forfeited, expire or are canceled, or are settled without issuance of shares of Common Stock shall not



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

count towards the maximum number of shares of Common Stock that may be issued under the Plan as set forth in Section 6(a).

      (c) Shares Used to Pay Exercise Price and Taxes. If a Participant pays the exercise price of an Option by surrendering previously owned shares of Common Stock, as may be permitted by the Committee and/or arranges to have the appropriate number of shares of Common Stock otherwise issuable upon exercise withheld to cover the withholding tax liability associated with the Option exercise, the surrendered shares of Common Stock and shares of Common Stock used to pay taxes shall not count towards the maximum number of shares of Common Stock that may be issued under the Plan as set forth in Section 6(a). If a Participant, as permitted by the Committee, arranges to have an appropriate number of shares of a Stock Award withheld by the Company to cover the withholding tax associated with such Stock Award, the shares of Common Stock used to pay taxes shall not count towards the maximum number of shares of Common Stock that may be issued under the Plan as set forth in Section 6(a), and shall not count towards the limitation set forth in Section 6(e)(iii).

      (d) Other Items Not Included in Allocation. The maximum number of shares of Common Stock that may be issued under the Plan as set forth in Section 6(a) shall not be affected by (i) the payment in cash of dividends or dividend equivalents in connection with outstanding Awards; (ii) the granting or payment of stock-denominated Awards which by their terms may be settled only in cash; or
(iii) Awards that are granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who have become Employees as a result of a merger, consolidation, or acquisition or other corporate transaction involving the Company or a Subsidiary.

      (e) Other Limitations on Shares Which May be Granted under the Plan.

            (i) The aggregate number of shares of Common Stock that may be granted to any single individual during the term of the Plan in the form of Options (including Reload Options and ISOs) and/or SARs shall not exceed twenty million ( 20,000,000).

            (ii) The aggregate number of shares of Common Stock that may be granted in the form of ISOs shall not exceed fifty million (50,000,000).

            (iii) The aggregate number of shares of Common Stock that may be granted in the form of Stock Awards shall not exceed fifteen percent (15%) of the maximum number of shares that may be issued under the Plan as set forth in
Section 6(a).

      (f) Adjustments. In the event of any stock dividend, stock split, combination or exchange of equity securities, merger, consolidation, recapitalization, reorganization, divestiture or other distribution (other than ordinary cash dividends) of assets to stockholders, or any other similar event affecting the Common Stock, the Committee may make such adjustments as it may deem appropriate, in its discretion, to: (i) the maximum number of shares of Common Stock that may be



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

issued under the Plan as set forth in Section 6(a); (ii) to the extent permitted under Section 162(m) of the Code, the maximum number of shares of Common Stock that may be granted pursuant to Section 6(e)(i); (iii) to the extent permitted under Section 422 of the Code, the maximum number of shares of Common Stock that may be granted pursuant to Section 6(e)(ii); (iv) the number or kind of shares subject to an Award; (v) subject to the limitation contained in Section 4(d), the Exercise Price applicable to an Award; (vi) any measure of performance that relates to an Award in order to reflect such change in the Common Stock and/or
(vii) any other affected terms of any Award.

7. AWARDS UNDER THE PLAN

      Awards under the Plan may be granted as Options, SARs or Stock Awards, as described below. Awards may be granted singly, in combination or in tandem as determined by the Committee, in its discretion.

      (a) Options. Options granted under the Plan may be non-qualified stock options, ISOs or any other type of stock option permitted under the Code, as evidenced by the related Award Agreements.

            (i) ISOs. The terms and conditions of any ISOs granted hereunder shall be subject to the provisions of Section 422 of the Code and the terms, conditions, limitations and administrative procedures established by the Committee, from time to time. At the discretion of the Committee, ISOs may be granted to any Employee of the Company and its subsidiaries, as such term is defined in Section 424(f) of the Code. No ISO may be granted to any Participant who at the time of such grant, owns more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless
(i) the Option Price for such ISO is at least 110% of the Fair Market Value of a share of Common Stock on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be nonqualified stock options, unless the applicable Award Agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan's requirements relating to nonqualified stock options.

            (ii) Reload Options. If a Participant tenders shares of Common Stock to pay the exercise price of an Option, and/or arranges to have a portion of the shares otherwise issuable upon exercise withheld or sold to pay the applicable withholding taxes, the Participant may receive, at the discretion of the Committee, a new "Reload Option" equal to the sum of the number of shares tendered to pay the exercise price and the number of shares used to pay the withholding taxes. Reload Options may be any type of option permitted under the Code and will be granted subject to such terms, conditions, restrictions and limitations as may be determined by the Committee, from time to time. Reload Options may also be granted in connection with the exercise of options granted under any other plan of the Company which may be designated by the Committee, from time to time.


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

            (iii) Exercise Price. The Committee shall determine the exercise price per share for each Option, which shall not be less than 100% of the Fair Market Value at the time of grant; provided however, such limitation shall not apply to Options that are issued to Employees in conjunction with the distribution of shares of Common Stock to stockholders of Citigroup and in substitution of stock options held by such Employees with respect to shares of common stock of Citigroup, Inc.

            (iv) Exercise of Options. Upon satisfaction of the applicable conditions relating to vesting and exercisability, as determined by the Committee, and upon payment in full of the Exercise Price and applicable taxes due, the Participant shall be entitled to exercise the Option and receive the number of shares of Common Stock issuable in connection with the Option exercise. The shares issued in connection with the Option exercise may be subject to such conditions and restrictions as the Committee may determine, from time to time. The exercise price of an Option and applicable withholding taxes relating to an Option exercise may be paid by methods permitted by the Committee from time to time including: (1) a cash payment in US dollars; (2) tendering (either actually or by attestation) shares of Common Stock owned by the Participant for at least six (6) months (or such other period as established from time to time by the Committee), valued at the Fair Market Value at the time of exercise; (3) arranging to have the appropriate number of shares of Common Stock issuable upon the exercise of an Option withheld or sold; or (4) any combination of the above.

            (v) Option Term. The term of an Option granted under the Plan shall not exceed ten (10) years.

      (b) Stock Appreciation Rights. A stock appreciation right ("SAR") represents the right to receive a payment in cash, whole shares of Common Stock, or a combination thereof, in an amount equal to the excess of the Fair Market Value of a specified number of shares of Common Stock at the time the SAR is exercised over an amount which shall be no less than the Fair Market Value of the same number of shares at the time the SAR was granted, except that if a SAR is granted retroactively in substitution for an Option, the Fair Market Value established by the Committee may be the Fair Market Value at the time such Option was granted. Any such substitution of a SAR for an Option granted to a Covered Employee may only be made in compliance with the provisions of Section 162(m) of the Code. The term of a SAR shall not exceed ten (10) years.

      (c) Stock Awards.

            (i) Form of Awards. The Committee may grant Awards ("Stock Awards") which are payable in shares of Common Stock or denominated in units equivalent in value to shares of Common Stock or are otherwise based on or related to shares of Common Stock, including, but not limited to Awards of Restricted Stock, Deferred Stock and Stock Units, subject to such terms, conditions, restrictions and limitations as the Committee may determine to be applicable to such Awards, in its discretion, from time to time. In order to reflect the impact of the conditions, restrictions or limitations applicable to a Stock Award, as well as the possibility of forfeiture or cancellation, the Fair Market Value may be discounted at a rate determined by the Committee, from time to time, for purposes of determining the number of shares of Common Stock allocable to a Stock Award.

            (ii) Stock Payment. Shares of Common Stock may be used as payment for compensation which otherwise would have been delivered in cash (including, without limitation, any compensation that is intended to qualify as performance-based compensation for purposes of Section

162(m) of the Code), and unless otherwise determined by the Committee, no minimum vesting period will apply to such shares. Any shares of Common Stock used for such payment will be valued at the Fair Market Value of such shares at the time of payment and shall be subject to such terms, conditions, restrictions and limitations as shall be determined by the Committee at the time of payment.

            (iii) Restricted Stock. Awards of Restricted Stock shall be subject to the conditions, limitations, restrictions, vesting and forfeiture provisions determined by the Committee, in its discretion, from time to time. The number of shares of Restricted Stock allocable to an Award under the Plan shall be determined by the Committee, pursuant to a formula approved by the Committee from time to time. In order to reflect the impact of the restrictions on the value of the Restricted Stock, as well as the possibility of forfeiture of the Restricted Stock, the Fair Market Value may be discounted at a rate to be determined by the Committee, for purposes of determining the number of shares allocable to an Award of Restricted Stock. Unless the Committee determines otherwise, Awards of Restricted Stock will carry a minimum vesting period of one
(1) year.

               (iv) Deferred Stock. Awards of Deferred Stock shall be subject to the conditions, limitations, and cancellation provisions determined by the Committee, in its discretion, from time to time. A Participant who receives an Award of Deferred Stock shall be entitled to receive the number of shares of Common Stock allocable to his or her Award, as determined by the Committee, pursuant to a formula approved by the Committee from time to time, at the end of a specified deferral period determined by the Committee. In order to reflect the impact of the deferral conditions on the value of an Award of Deferred Stock, as well as the possibility of cancellation of the Deferred Stock Award, the Fair Market Value may be discounted at a rate to be determined by the Committee, for purposes of determining the number of shares allocable to an Award of Deferred Stock. Awards of Deferred Stock represent only an unfunded, unsecured promise to deliver shares in the future and do not give Participants any greater rights than those of an unsecured general creditor of the Company.

            (v) Stock Units. A Stock Unit is an Award denominated in shares of Common Stock, pursuant to a formula determined by the Committee, which may be settled either in shares of Common Stock or in cash, in the discretion of the Committee, subject to such other terms, conditions, restrictions and limitations determined by the Committee from time to time.

8. FORFEITURE PROVISIONS FOLLOWING A TERMINATION OF EMPLOYMENT

      In any instance where the rights of a Participant with respect to an Award extend past the date of termination of a Participant's employment, all of such rights shall terminate and be forfeited, if, in the determination of the Committee, the Participant, at any time subsequent to his or her termination of employment engages, directly or indirectly, either personally or as an employee, agent, partner, stockholder, officer or director of, or consultant to, any entity or person engaged in any business in which the Company or its affiliates is engaged, in conduct that breaches his or her duty of loyalty to the Company or a Subsidiary or that is in material competition with the Company or a Subsidiary or is materially injurious to the Company or a Subsidiary, monetarily or otherwise, which conduct shall include, but not be limited to: (i) disclosing or misusing any confidential information pertaining to the Company or a Subsidiary; (ii) any attempt, directly or indirectly to induce any Employee, agent, insurance agent, insurance broker or broker-dealer of the Company or any Subsidiary to be employed or perform services elsewhere; (iii) any attempt by a Participant directly or indirectly to solicit the trade of any customer or supplier or prospective customer or supplier of the Company or any Subsidiary, or (iv) disparaging the Company, any Subsidiary or any



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

of their respective officers or directors. The determination of whether any conduct, action or failure to act falls within the scope of activities contemplated by this Section shall be made by the Committee, in its discretion. For purposes of this paragraph, a Participant shall not be in violation of this
Section 8 solely as a result of the Participant's record and beneficial ownership of not more than one percent (1%) of the outstanding capital stock of any company subject to the periodic and other reporting requirements of the Securities Exchange Act of 1934, as amended.

9. DIVIDENDS AND DIVIDEND EQUIVALENTS

      The Committee may provide that Stock Awards shall earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to an account maintained on the books of the Company. Any payment or crediting of dividends or dividend equivalents will be subject to such terms, conditions, restrictions and limitations as the Committee may establish, from time to time, including reinvestment in additional shares of Common Stock or common share equivalents. Unless the Committee determines otherwise, Section 16(a) Officers may not participate in dividend reinvestment programs established under the Plan. The Committee shall determine the Participants' rights under the Plan with respect to extraordinary dividends or distributions on the shares of Common Stock.

10. VOTING

      The Committee shall determine whether a Participant shall have the right to direct the vote of shares of Common Stock allocated to a Stock Award. If the Committee determines that an Award shall carry voting rights, the shares allocated to such Award shall be voted by the Company's Senior Human Resources Officer, or such other person as the Committee may designate in accordance with instructions received from the Participant (unless to do so would constitute a violation of fiduciary duties). Shares as to which no instructions are received shall be voted by the Committee or its designee proportionately in accordance with instructions received from Participants in the Plan (unless to do so would constitute a violation of fiduciary duties).

11. PAYMENTS AND DEFERRALS

      Payment of Awards may be in the form of cash, shares of Common Stock, other Awards, or combinations thereof as the Committee shall determine, subject to such terms, conditions, restrictions and limitations as it may impose. The Committee may postpone the exercise of Options or SARs, and may require or permit Participants to elect to defer the receipt or issuance of shares of Common Stock pursuant to Awards or the settlement of Awards in cash under such rules and procedures as it may establish, in its discretion, from time to time. It also may provide for deferred settlements of Awards including the payment or crediting of earnings on deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in common share equivalents. In addition, the Committee may stipulate in an Award Agreement, either at the time of grant or by subsequent amendment, that a payment or portion of a payment of an Award be delayed in the event that Section 162(m) of the Code (or any successor or similar provision of the Code) would disallow a tax deduction by the Company for all or a portion of such payment. The period of any such delay in payment shall be until the payment, or portion thereof, is tax deductible, or such earlier date as the Committee shall determine in its discretion.

12. TRANSFERABILITY


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

      Unless otherwise determined by the Committee, Awards granted under the Plan, and during any period of restriction on transferability, shares of Common Stock issued in connection with the exercise of an Option, may not be sold, pledged, hypothecated, assigned, margined or otherwise transferred, other than by will or the laws of descent and distribution. The Committee may permit (on such terms, conditions and limitations as it shall establish) non-qualified Options (including non-qualified Reload Options) and/or shares issued in connection with an Option exercise which are subject to restrictions on transferability, to be transferred one time to a member of a Participant's immediate family or to a trust or similar vehicle for the benefit of a Participant's immediate family members. Except to the extent required by law, no Award or interest of any Participant in the Plan shall be subject to any lien, levy, attachment, pledge, obligation, liability or bankruptcy of a Participant. During the lifetime of a Participant, all rights with respect to Awards shall be exercisable only by such Participant or, if applicable, a permitted transferee. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributes of the Participant.

13. CHANGE OF CONTROL

      (a) The Committee may, in its discretion, at the time an Award is made hereunder or at any time prior to, coincident with or after the time of a Change of Control:

            (i) provide for the acceleration of any time periods relating to the exercise or realization of such Awards so that such Awards may be exercised or realized in full on or before a date fixed by the Committee;

            (ii) provide for the purchase of such Awards, upon the Participant's request, for an amount of cash equal to the amount which could have been obtained upon the exercise or realization of such rights had such Awards been currently exercisable or payable;

            (iii) make such adjustment to the Awards then outstanding as the Committee deems appropriate to reflect such transaction or change; and/or

            (iv) cause the Awards then outstanding to be assumed, or new rights substituted therefore, by the surviving corporation in such Change of Control.

      The Committee may, in its discretion, include such further provisions and limitations in any Award Agreement as it may deem equitable and in the best interests of the Company.

      (b) A "Change of Control" shall be deemed to occur if and when:

            (i) any person, including a "person" as such term is used in Section 14(d)(2) of the 1934 Act (a "Person"), is or becomes a beneficial owner (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; provided however, that for purposes of this subparagraph (i), "person" shall not include (A) for periods on or before August 20, 2002, Citigroup, Inc. with respect to securities of the Company that are owned, directly or indirectly, by Citigroup, Inc. as of the date the Plan is first adopted,
      (B) an employee benefit plan (or trust forming a part thereof) maintained by the Company, or (C) any company owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of shares of the Company;

            (ii) any plan or proposal for the liquidation of the Company is adopted by the stockholders of the Company;

            (iii) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

            (iv) all or substantially all of the assets of the Company are sold, liquidated or distributed; or

            (v) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a "Transaction"), in each case, with respect to which the stockholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than 50 percent of the combined voting power of the Company or other corporation resulting from such Transaction.

      Any good faith determination by the Committee as to whether a Change of Control within the meaning of this Section has occurred shall be conclusive and binding on the Participants.

14. AWARD AGREEMENTS

      Each Award under the Plan shall be evidenced by a document in writing setting forth the terms, conditions, restrictions and limitations applicable to the Award, including, but not limited to the provisions governing vesting, exercisability, payment, amendment, cancellation, forfeiture, and termination of employment and the Company's authority to amend or terminate the Plan and to amend, cancel, or rescind an Award, at any time. The Committee need not require the execution of such document by the Participant, in which case acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines and practices of the Company in effect from time to time.

15. TAX WITHHOLDING

      The Company and its Subsidiaries shall have the right to require payment of, or may deduct from any payment made under the Plan, or may permit shares of Common Stock to be tendered or sold, including shares of Common Stock delivered or vested in connection with an Award, in an amount sufficient to cover withholding of any federal, state, local, foreign or other governmental taxes or charges required by law or such greater amount of withholding as the Committee shall determine from time to time and to take such other action as may be necessary to satisfy any such



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

withholding obligations. The value of any shares of Common Stock allowed to be withheld or tendered for tax withholding may not exceed the amount allowed consistent with fixed plan accounting in accordance with generally accepted accounting principles. It shall be a condition to the obligation of the Company to issue shares of Common Stock upon the exercise of an Option or a SAR that the Participant pay to the Company, on demand, such amount as may be requested by the Company for the purpose of satisfying any tax withholding liability. If the amount is not paid, the Company may refuse to issue such shares.

16. OTHER BENEFIT AND COMPENSATION PROGRAMS

      Unless otherwise determined by the Committee, Awards received by Participants under the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of calculating payments or benefits under any Company benefit plan or severance program. No Employee shall have any claim or right to be granted an Award under the Plan. There shall be no obligation of uniformity of treatment of Employees under the Plan and the terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated). Further, the Company and its Subsidiaries may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary. The adoption of the Plan shall not confer upon any Employee any right to continued employment in any particular position or at any particular rate of compensation, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of its Employees at any time or change the terms and conditions of such employment, free from any claim or liability under the Plan.

17. UNFUNDED PLAN

      Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any Participant holds any rights by virtue of an Award granted under the Plan, such rights shall constitute general unsecured liabilities of the Company and shall not confer upon any Participant any right, title, or interest in any assets of the Company.

18. EXPENSES OF THE PLAN

      The expenses of the administration of the Plan shall be borne by the Company and its Subsidiaries. The Company may require Subsidiaries to pay for the shares of Common Stock issued under the Plan.

19. RIGHTS AS A STOCKHOLDER

      Unless the Committee determines otherwise, a Participant shall not have any rights as a stockholder with respect to shares of Common Stock covered by an Award until the date the Participant becomes the holder of record with respect to such shares. No adjustment will be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 9.


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

20. FUTURE RIGHTS

      No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or a Subsidiary or to participate in any other compensation or benefit plan, program or arrangement of the Company or a Subsidiary.

21. AMENDMENT AND TERMINATION

      The Plan may be amended, suspended or terminated at any time by the Committee, provided that no amendment shall be made without stockholder approval, if stockholder approval is required under then applicable law, including tax and/or accounting rules. No termination, suspension or amendment of the Plan shall adversely affect the right of any Participant with respect to any Award theretofore granted, as determined by the Committee, without such Participant's written consent. Notwithstanding the foregoing, the Committee may amend the Plan in such manner as it deems necessary in order to permit Awards to meet the requirements of the Code or other applicable laws. Unless terminated earlier by the Board, the Plan will terminate on March 16, 2012.

22. SUCCESSORS AND ASSIGNS

      The Plan and any applicable Award Agreement entered into under the Plan shall be binding on all successors and assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

23. GOVERNING LAW

      The Plan and all agreements entered into under the Plan shall be construed in accordance with and governed by the laws of the State of Connecticut, without regard to the conflicts of laws provisions thereof.

                                     ANNEX C

                        TRAVELERS PROPERTY CASUALTY CORP.
                     EXECUTIVE PERFORMANCE COMPENSATION PLAN

                                    ARTICLE I

                                     PURPOSE

      Section 1.1 The purpose of the Travelers Property Casualty Corp. (the "Company") Executive Performance Compensation Plan (the "Plan") is to establish certain performance criteria for determining the amount of any bonus that may be paid under the Plan, including that portion of the bonus paid in the form of restricted stock under the Company's 2002 Stock Incentive Plan, for those executive officers who, on the last day of the Company's taxable year, consist of the chief executive officer and the four other most highly compensated executive officers of the Company or its subsidiaries named in the Summary Compensation Table in the Company proxy statement.

      The Plan is intended to address certain limitations on the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended.

                                   ARTICLE II

                                   DEFINITIONS

Section 2.1 The following words and phrases shall have the meanings indicated for the purpose of the Plan unless the context clearly indicates otherwise:

      (a) Board shall mean the Board of Directors of the Company.
      (b) Bonus Payment shall mean that amount of the Bonus Award that the Committee approves for payment.
      (c) Bonus Award shall mean the amount to be paid as bonus compensation to a Covered Employee if a Performance Goal is met for the Bonus Period, whether paid in cash or restricted stock, prior to the exercise by the Committee of any negative discretion.
      (d) Bonus Period shall mean the annual period corresponding to a calendar year, or any other period designated by the Committee, for which the calculation of a Bonus Award is to be made.
      (e) Chief Executive Officer shall mean the Chief Executive Officer of the Company or the individual acting in such capacity.
      (f) Code shall mean the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.

      (g) Committee shall mean the Personnel, Compensation and Directors Committee of the Board of Directors of the Company or any other duly established committee or subcommittee meeting the requirements of Section 162(m)(4)(C) of the Code; provided however, that prior to the initial public offering of the Company's Class A Shares, as contemplated by the Company's registration statement on Form S-1 filed with the Securities and Exchange Commission, the term "Committee" shall mean the Personnel, Compensation and Directors Committee of the Board of Directors of Citigroup Inc..
      (h) Company shall mean Travelers Property Casualty Corp. and its successors. Where the context requires, the "Company" shall mean Travelers Property Casualty Corp. and its consolidated subsidiaries.
      (i) Covered Employee shall mean the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company as determined on the last day of the taxable year and in accordance with Section 162 (m) of the Code (collectively referred to as "Covered Employees").
      (j) Performance Goal shall mean the financial measurements of corporate performance of the Company that must be met in order for a Covered Employee to receive a payment under this Plan.

                                    ARTICLE III

ADMINISTRATION OF THE PLAN

      Section 3.1 The Plan shall be interpreted and construed in accordance with
Section 162(m) of Code. The Plan shall be administered by the Committee. Otherwise the Committee shall have full and exclusive authority, power and discretion to construe and interpret the Plan, and generally to determine any and all questions arising under the Plan.

      Section 3.2 The Committee shall be responsible for certifying in writing that the applicable Performance Goals have been met before any Bonus Payments are made under this Plan. If permitted under Section 162(m) of the Code, such certification may be based upon reasonably estimated financial information available prior to the end of the Bonus Period.

                                   ARTICLE IV

                CALCULATION OF BONUS AWARDS FOR COVERED EMPLOYEES

      Section 4.1 Not later than 90 days after the commencement of the Bonus Period (but in no case after 25% of the Bonus Period has elapsed), the Committee shall specify and establish in writing, by resolution of the Committee or other appropriate action, the Performance Goals and a Bonus Award for each Covered Employee for the Bonus Period. The Committee shall establish the Performance Goals based on one or more of the following business criteria: (i) combined loss and expense ratio; (ii) earnings per share; (iii) net income; (iv) adjusted net income; (v) return on equity; (vi) cash return on equity; (vii) return on assets; (viii) earnings before interest and taxes; (ix) operating income; (x) cash flow(s);
(xi) stock price; or (xii) strategic business objectives consisting of one or more objectives based on meeting specified cost targets, business expansion goals, or goals relating to acquisitions or divestitures.

      Section 4.2 The Performance Goals established by the Committee pursuant to
Section 4.1 may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders' equity and/or shares outstanding, or to assets or net assets; provided that at the time of establishing the Performance Goals the outcome shall be substantially uncertain.. In establishing Performance Goals, the Committee, in its discretion, may include or exclude the impact of items such as: unusual and infrequent events; realized investment gains and losses; acquisitions; divestitures; reserve changes; catastrophes; accounting changes, and restructuring expenses.

      Section 4.3 As soon as practicable after the end of the Bonus Period, the Committee shall certify in accordance with Section 162(m) that the Performance Goals have been achieved and shall approve Bonus Payments for Covered Employees. In no event may a Bonus Payment to a Covered Employee exceed the Bonus Award, but the Committee may exercise negative discretion to cause the Bonus Payment to be less than the Bonus Award, nor shall the Bonus Award payable to any Covered Employee exceed $5,000,000. Except as provided in Section 4.4 with respect to deferred awards, the Covered Employee must be employed by the Company or one of its subsidiaries as of the payment date under Section 4.5 to be eligible for a Bonus Payment, provided that, if the Covered Employee's employment is terminated prior to the payment date by reason of death, retirement on or after the Covered Employee's Normal Retirement Date under the Company's Pension Plan, disability (as defined in such Pension Plan), or any other reason with the consent of the Committee, the Committee, in its sole discretion, may provide for a Bonus Payment to that Covered Employee or the Covered Employee's designated beneficiary, if applicable.

      Section 4.4 From time to time, Covered Employees may be offered the opportunity to defer receipt of all or a portion of a Bonus Payment, if any. Whether a deferral opportunity shall be offered for awards granted hereunder for a Bonus Period shall be determined by the Committee in its sole discretion. Deferred awards payable under this Plan shall not be funded but will constitute general obligations of the Company. The Committee shall have the right to terminate or limit the right of Covered Employees to continue the previously elected deferral of a Bonus Payment for any Bonus Period if the Committee in its sole discretion shall determine at any time that such continued deferral has become inadvisable because of changes in the Federal tax laws or any other circumstances which, in the judgment of the Committee, jeopardize the ability of the Company to appropriately finance the deferral of such award.

      Section 4.5 Each Covered Employee shall be eligible to receive the Bonus Payment as soon as practicable after the amount of such Covered Employee's Bonus Payment for a Bonus Period has been determined as provided in Section 4.3. Awards may be paid in cash, stock, restricted stock, options, other stock-based or stock-denominated units or any other form of consideration or any combination thereof determined by the Committee. Equity or equity-based awards may be granted under the terms and conditions of the applicable stock plans.

      Section 4.6 No Covered Employee shall have any right to receive payment of a Bonus Payment under the Plan if, subsequent to the commencement of the Bonus Period and prior to payment of the Bonus Payment, in the determination of the Committee, the Covered Employee engages--directly or indirectly, either personally or as an employee, agent, partner, stockholder, officer or director of, or consultant to, any entity or person engaged in any business in which the Company or its affiliates is engaged--in conduct that breaches his or her duty of loyalty to the Company or a Subsidiary or that is in material competition with the Company or a Subsidiary or is materially injurious to the Company or a Subsidiary, monetarily or otherwise, which conduct shall include, but not be limited to (i) disclosing or misusing any confidential information pertaining to the Company or a Subsidiary; (ii) any attempt, directly or indirectly to induce any employee, agent, insurance agent, insurance broker or broker-dealer of the Company or any Subsidiary to be employed or perform services elsewhere; (iii) any attempt by a Covered Employee directly or indirectly to solicit the trade of any customer or supplier or prospective customer or supplier of the Company or any Subsidiary, or (iv) disparaging the Company, any Subsidiary or any of their respective officers or directors. The determination of whether any conduct, action or failure to act falls within the scope of activities contemplated by this Section 4.6 shall be made by the Committee, in its discretion. For the purpose of this section, a Covered Employee shall not be deemed a stockholder of a competing entity if the Covered Employee's record and beneficial ownership amount to not more than one percent of the outstanding capital stock of any company subject to the periodic and other reporting requirements of the Securities Exchange Act of 1934, as amended.

                                    ARTICLE V

                          EFFECTIVE DATE AND AMENDMENT

      Section 5.1 This Plan shall become effective as of January 1, 2002.

      Section 5.2 The Plan may be amended at any time by the Committee. In the event that subsequent guidance under Section 162(m) is substantially different, with the effect that the Plan fails to ensure the deductibility of the compensation payable hereunder, the Committee shall retain the right to modify the Plan to the extent necessary to conform any provisions hereof to bring them into compliance, including but not limited to deletion of any non-conforming provisions, or to discontinue the Plan altogether. No amendment shall be made without approval of the stockholders of the Company if such approval is required in order for the Plan to continue to meet the requirements of Section 162(m) of the Code.

                                   ARTICLE VI

                                  MISCELLANEOUS

      Section 6.1 The validity, construction, interpretation, administration and effect of the Plan and its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Connecticut, without regard to the conflicts of laws provisions thereof.

      Section 6.2 If any term or provision of this Plan or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, then the remainder of the Plan, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision hereof shall be valid and be enforced to the fullest extent permitted by applicable law.

      Section 6.3 This Plan is not a contract between the Company and any employee of the Company. No employee of the Company or other person shall have any claim or right to be granted any payment or award under this Plan until such payment or award is actually granted. Neither the establishment of this Plan, nor any action taken hereunder, shall be construed as giving any employee any right to be retained in the employ of the Company. Nothing contained in this Plan shall limit the ability of the Company to make payments or awards to an employee under any other plan, agreement or arrangement.

      Section 6.4 A Covered Employee's right and interest under the Plan may not be assigned or transferred and any attempted assignment or transfer shall be null and void and shall extinguish, in the Company's sole discretion, the Company's obligation under the Plan to pay any amount with respect to the Covered Employee.

      Section 6.5 The Plan shall be unfunded. The Company shall not be required to establish any special segregation of assets to assure payment of amounts under the Plan.

      Section 6.6 The Company shall have the right to deduct from Bonus Payments paid any taxes or other amounts required by law to be withheld.

      Section 6.7 If any provision of this Plan would cause Bonus Payments not to constitute "qualified performance-based compensation" under Section 162(m) of the Code, that provision shall be severed from, and shall be deemed not to be a part of, the Plan, but the other provisions hereof shall remain in full force and effect. Any specific action by the Committee that would be violative of
Section 162(m) of the Code and the regulations thereunder shall be void.

      Section 6.8 No member of the Board of the Company or the Board of Directors of any affiliate of the Company, and no officer, employee or agent of the Company or an affiliate of the Company shall be liable for any act or action hereunder, whether of commission or omission, taken by any other member, or by any officer, agent, or employee, or, except in circumstances involving bad faith, for anything done or omitted to be done in the administration of the Plan.

      Section 6.9 Subject to any restrictions imposed under Section 162(m) of the Code, the Committee may at any time amend any provision of the Plan, provided that no such amendment that would require the consent of the stockholders of the Company pursuant to the Code or any other applicable law, rule or regulation, shall be effective without such consent. No such amendment that adversely affects a Covered Employee's rights to, or interest in, a Bonus Payment made prior to the date of the amendment shall be effective unless the Covered Employee shall have agreed thereto in writing.

      Section 6.10 The Committee may terminate this Plan at any time, and in the case of such termination, the following provisions of this Section 6.10 shall apply notwithstanding any other provisions of the Plan to the contrary. Subject to requirements of Section 162(m) of the Code, payment of deferred amounts plus any earnings may be accelerated with respect to any affected Covered Employee in the discretion of the Committee and paid as soon as practicable, but in no event shall the termination of the Plan adversely affect the rights of any Covered Employee to deferred amounts plus any earnings thereon previously awarded such Covered Employee.

                                     ANNEX D

                           PROPOSED AMENDMENTS TO THE

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                        TRAVELERS PROPERTY CASUALTY CORP.

1. Article FOURTH, subsection A. shall be amended by deleting the words "shall be" and inserting the word "were" as set forth below:

            FOURTH: A. Authorized Shares. The total number of shares of stock which the Corporation shall have the authority to issue is 3,050,000,000 shares consisting of 1,500,000,000 shares of Class A common stock with a par value of $.01 per share (the "Class A Common Stock"), 1,500,000,000 shares of Class B common stock with a par value of $.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), and 50,000,000 shares of preferred stock with a par value of $.01 per share (the "Preferred Stock"). The number of authorized shares of Class A Common Stock or Class B Common Stock may be increased or decreased (but not below the number of shares of Class A Common Stock or Class B Common Stock then outstanding) by such affirmative vote of the votes entitled to be cast thereon as may be required at that time by the CBCA. Effective on March 19, 2002 (the "Effective Date") the shares of common stock, par value $100.00 per share, of the Corporation outstanding as of the close of business on the day prior to the Effective Date [shall be] were reclassified into 269,000,000 shares of Class A Common Stock and 500,000,000 shares of Class B Common Stock.

2. Articles SEVENTH, EIGHTH, NINTH AND TENTH shall be deleted in their entirety. The full text of these articles is as follows:

            SEVENTH: A. In anticipation that the Corporation and Citigroup may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with

Citigroup (including service of officers and directors of Citigroup as directors of the Corporation), the provisions of this Article SEVENTH are set forth to regulate and define the conduct of certain affairs of the Corporation as they may involve Citigroup and its officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and shareholders in connection therewith.

            B. Subject to any contractual provisions to the contrary, Citigroup shall have the right to, and shall have no duty not to: (i) engage in the same or similar business activities or lines of business as the Corporation, (ii) do business with any client or customer of the Corporation and (iii) employ or otherwise engage any officer or employee of the Corporation, and neither Citigroup nor any officer or director thereof (except as provided in Section C of this Article SEVENTH) shall be liable to the Corporation or its shareholders for breach of any fiduciary duty by reason of any such activities of Citigroup or of such person's participation therein. In the event that Citigroup acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both Citigroup and the Corporation, Citigroup shall have no duty to communicate or present such corporate opportunity to the Corporation and shall not be liable to the Corporation or its shareholders for breach of any fiduciary duty as a shareholder of the Corporation by reason of the fact that Citigroup pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity or does not present such corporate opportunity to the Corporation.

            C. In the event that a director or officer of the Corporation who is also a director or officer of Citigroup acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Corporation and Citigroup, such director or officer of the Corporation (i) shall have fully satisfied and fulfilled such person's fiduciary duty to the Corporation and its shareholders with respect to such corporate opportunity,
(ii) shall not be liable to the Corporation or its shareholders for breach of any fiduciary duty by reason of the fact that Citigroup pursues or acquires such corporate opportunity for itself or directs such corporate opportunity to another person or does not present such corporate opportunity to the Corporation, (iii) shall be deemed to have acted in good faith and in a manner such person reasonably believes to be in and not opposed to the best interests of the Corporation for the purposes of Article THIRTEENTH and the other provisions of this Certificate of Incorporation and (iv) shall be deemed not to have breached such person's duty of loyalty to the Corporation or its shareholders or to have derived an improper personal economic gain therefrom for the purposes of Article THIRTEENTH and the other provisions of this Certificate of Incorporation, if such director or officer acts in good faith in a manner consistent with the following policy:

                  (a) a corporate opportunity offered to any person who is an officer of the Corporation and who is also a director but not an officer of Citigroup shall belong to the Corporation, unless such opportunity is expressly offered to such person solely in his or her capacity as a director of Citigroup in which case such opportunity shall belong to Citigroup;

                  (b) a corporate opportunity offered to any person who is a director but not an officer of the Corporation and who is also a director or officer of Citigroup shall belong to the Corporation only if such opportunity is expressly offered to such person solely in his or her capacity as a director of the Corporation and otherwise shall belong to Citigroup; and

                  (c) a corporate opportunity offered to any person who is an officer of both the Corporation and Citigroup shall belong to Citigroup unless such opportunity is expressly offered to such person solely in his or her capacity as an officer of the Corporation, in which case such opportunity shall belong to the Corporation.

            D. For the purposes of this Article SEVENTH, "corporate opportunities" shall include, but not be limited to, business opportunities which the Corporation is financially able to undertake, which are, from their nature, in the line of the Corporation's business, are of practical advantage to it and are ones in which the Corporation has an interest or a reasonable expectancy, and in which, by embracing the opportunities, the self-interest of Citigroup or its officers or directors will be brought into conflict with that of the Corporation.

            E. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article SEVENTH.

            F. If any contract, agreement, arrangement or transaction between the Corporation and Citigroup involves a corporate opportunity and is approved in accordance with the procedures set forth in Article EIGHTH of this Certificate of Incorporation, Citigroup and its officers and directors shall also for the purposes of this Article SEVENTH and the other provisions of this Certificate of Incorporation (i) have fully satisfied and fulfilled their fiduciary duties to the Corporation and its shareholders, (ii) be deemed to have acted in good faith and in a manner such persons reasonably believe to be in and not opposed to the best interests of the Corporation and (iii) be deemed not to have breached their duties of loyalty to the Corporation and its shareholders and not to have derived an improper personal economic gain therefrom. Any such contract, agreement, arrangement or transaction involving a corporate opportunity not so approved shall not by reason thereof result in any such breach of any fiduciary duty or duty of loyalty or failure to act in good faith or in the best interests of the Corporation or derivation of any improper personal benefit, but shall be governed by the other provisions of this Article SEVENTH, this Certificate of Incorporation, the Bylaws, the CBCA and other applicable law.

            G. Notwithstanding anything in this Certificate of Incorporation to the contrary and in addition to any vote of the Board of Directors required by this Certificate of Incorporation or the CBCA, until the occurrence of the Operative Date (as defined below), the affirmative vote of at least eighty percent (80%) of the votes entitled to be cast thereon shall be required to alter, amend or repeal, or adopt any provision inconsistent with, any provision of this Article SEVENTH.

            H. For purposes of this Article SEVENTH, and, to the extent set forth therein, Article FOURTH, Article EIGHTH, Article NINTH (subject to Section E of Article NINTH) and Article TENTH (subject to Section B(iii) of Article TENTH) hereof:

                  (i) "Citigroup" shall mean Citigroup Inc., a Delaware corporation, all successors to Citigroup Inc. by way of merger, consolidation or sale of all or substantially all of its assets, and all corporations, partnerships, joint ventures, limited liability companies, trusts, associations and other entities in which Citigroup Inc. owns (directly or indirectly) fifty percent (50%) or more of the outstanding voting stock, voting power, partnership interests or similar ownership interests, but shall not include the Corporation;

                  (ii) the "Corporation" shall mean the Corporation and all corporations, partnerships, joint ventures, limited liability companies, trusts, associations and other entities in which the Corporation owns (directly or indirectly) fifty percent (50%) or more of the outstanding voting stock, voting power, partnership interests or similar ownership interests; and

                  (iii) "Operative Date" shall mean the first date on which Citigroup ceases to own beneficially (excluding for such purposes shares of Common Stock beneficially owned by Citigroup but not for its own account, including (in such exclusion) beneficial ownership which arises by virtue of some entity that is an affiliate of Citigroup being a sponsor or advisor of a mutual or similar fund that beneficially owns shares of Common Stock) shares entitled to twenty percent (20%) or more of the votes entitled to be cast by the then outstanding Common Stock.

            I. Except for this Section I, this Article SEVENTH shall become inoperative and of no effect following the Operative Date. Neither the alteration, amendment, termination or repeal of this Article SEVENTH nor the adoption of any provision inconsistent with this Article SEVENTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article SEVENTH, would accrue or arise, prior to such alteration, amendment, termination, repeal or adoption. Following the Operative Date, any contract, agreement, arrangement or transaction involving a corporate opportunity not approved or allocated as provided in this Article SEVENTH shall not by reason thereof result in any breach of any fiduciary duty or duty of loyalty or failure to act in good faith or in the best interests of the Corporation or derivation of any improper personal economic gain, but shall be governed by the other provisions of this Certificate of Incorporation, the Bylaws, the CBCA and other applicable law.

            EIGHTH: A. In anticipation that the Corporation and Citigroup may enter into contracts or otherwise transact business with each other and that the Corporation may derive benefits therefrom, the provisions of this Article EIGHTH are set forth to regulate and define certain contractual relations and other business relations of the Corporation as they may involve Citigroup, and the powers, rights, duties and liabilities of the Corporation in connection therewith. The provisions of this Article EIGHTH are in addition to, and not in limitation of, the provisions of the CBCA and the other provisions of this Certificate of Incorporation. Any contract or business relation which does not comply with the procedures set forth in this Article EIGHTH shall not by reason thereof be deemed void or voidable or result in any breach of any fiduciary duty or duty of loyalty or failure to act in good faith or in the best interests of the Corporation or derivation of any improper personal economic gain, but shall be governed by the provisions of this Certificate of Incorporation, the Bylaws, the CBCA and other applicable law.

            B. No contract, agreement, arrangement or transaction between the Corporation and Citigroup shall be void or voidable solely for the reason that Citigroup is a party thereto, and Citigroup (i) shall have fully satisfied and fulfilled its fiduciary duties to the Corporation and its shareholders with respect thereto, (ii) shall not be liable to the Corporation or its shareholders for any breach of fiduciary duty by reason of the entering into, performance or consummation of any such contract, agreement, arrangement or transaction, (iii) shall be deemed to have acted in good faith and in a manner it reasonably believed to be in and not opposed to the best interests of the Corporation for purposes of Article THIRTEENTH and the other provisions of this Certificate of Incorporation and (iv) shall be deemed not to have breached its duties of loyalty to the Corporation and its shareholders and not to have received an improper personal economic gain therefrom for the purposes of Article THIRTEENTH and the other provisions of this Certificate of Incorporation, if:

                  (a) the material facts as to the contract, agreement, arrangement or transaction are disclosed or are known to the Board of Directors or the committee thereof that authorizes the contract, agreement, arrangement or transaction, and the Board of Directors or such committee in good faith authorizes the contract, agreement, arrangement or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

                  (b) the material facts as to the contract, agreement, arrangement or transaction are disclosed or are known to the holders of Common Stock entitled to vote thereon, and the contract, agreement, arrangement or transaction is specifically approved in good faith by vote of the holders of a majority of the votes entitled to be cast thereon, except shares that are beneficially owned or the voting of which is controlled by Citigroup.

            C. Directors of the Corporation who are also directors or officers of Citigroup may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract, agreement, arrangement or transaction. Common Stock owned by Citigroup may be counted in determining the presence of a quorum at a meeting of shareholders which authorizes the contract, agreement, arrangement or transaction.

            D. Any person or entity purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation will be deemed to have notice of and to have consented to the provisions of this Article EIGHTH.

            E. For purposes of this Article EIGHTH, any contract, agreement, arrangement or transaction with any corporation, partnership, joint venture, limited liability company, trust, association or other entity in which the Corporation owns (directly or indirectly) fifty percent (50%) or more of the outstanding voting stock, voting power, partnership interests or similar ownership interests, or with any officer or director thereof, shall be deemed to be a contract, agreement, arrangement or transaction with the Corporation.

            F. Notwithstanding anything in this Certificate of Incorporation to the contrary and in addition to any vote of the Board of Directors required by this Certificate of Incorporation or the CBCA, until the occurrence of the Operative Date, the affirmative vote of at least eighty percent (80%) of the votes entitled to be cast thereon shall be required to alter, amend or repeal, or adopt any provision inconsistent with, any provision of this Article EIGHTH. Neither the alteration, amendment or repeal of this Article EIGHTH nor the adoption of any provision inconsistent with this Article EIGHTH shall eliminate or reduce the effect of this Article EIGHTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article EIGHTH, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

            G. For purposes of this Article EIGHTH, Citigroup and Operative Date shall have the meanings set forth in Article SEVENTH.

            NINITH: A. In anticipation that Citigroup will remain a shareholder of the Corporation and may have continued contractual, corporate and business relations with the Corporation, the provisions of this Article NINTH are set forth to regulate and define the conduct of certain affairs of the Corporation as they may impact Citigroup and its legal and regulatory status.

            B. The Corporation shall not, without the written consent of Citigroup Inc. engage, directly or indirectly, in any act or activity which would result, either alone or after giving effect to the business, operations, properties, activities and legal and regulatory status of Citigroup and the Corporation, in: (i) Citigroup being required to file any notice, report or other document or make any registration with, obtain any approval, consent or authorization of or otherwise become subject to any statutes, rules, regulations, ordinances, orders, decrees or other legal restrictions of any federal, state, local or foreign governmental, administrative or regulatory authority, agency or instrumentality (collectively, "Applicable Law") or (ii) any director of the Corporation who is also a director or officer of Citigroup being ineligible to serve or prohibited from so serving as a director of the Corporation under or pursuant to any Applicable Law. Citigroup shall not be liable to the Corporation or its shareholders for breach of any fiduciary duty by reason of the fact that Citigroup gives or withholds any consent for any reason in connection with this Article NINTH. No vote cast or other action taken by any person who is an officer, director or other representative of Citigroup which vote is cast or action is taken by such person in his or her capacity as a director of the Corporation shall constitute a consent of Citigroup for the purpose of this Article NINTH.

            C. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article NINTH.

            D. For purposes of this Article NINTH, Citigroup and Operative Date shall have the meaning set forth in Article SEVENTH.

            E. For purposes of Section B of this Article NINTH and Section B of Article TENTH, "Citigroup Inc." shall mean Citigroup Inc. and its successors by way of merger, consolidation or sale of all or substantially all of its assets (and not any other corporation, partnership, joint venture, limited liability company, trust, association or other entity).

            F. Notwithstanding anything in this Certificate of Incorporation to the contrary and in addition to any vote of the Board of Directors required by this Certificate of Incorporation or the CBCA, until the occurrence of the Operative Date, the affirmative vote of the holders of at least eighty percent (80%) of the votes entitled to be cast thereon shall be required to alter, amend or repeal, or adopt any provision inconsistent with, any provision of this Article NINTH. Neither the alteration, amendment or repeal of this Article NINTH nor the adoption of any provision inconsistent with this Article NINTH shall eliminate or reduce the effect of this Article NINTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article NINTH, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

            G. This Article NINTH shall become inoperative and of no effect following the Operative Date.

            TENTH: A. Prior to the Operative Date, the Corporation shall not, without the prior consent of the holders of not less than a majority of the Class B Common Stock then outstanding, permit any of the following to occur: (i) any consolidation or merger of the Corporation with or into any Person or of any Person with or into the Corporation (other than a merger or consolidation of the Corporation with or into a Wholly Owned Subsidiary of the Corporation); (ii) any consolidation or merger of any Subsidiary of the Corporation with or into any Person or of any Person with or into any Subsidiary of the Corporation (other than a merger or consolidation of a Subsidiary of the Corporation with or into a Wholly Owned Subsidiary of the Corporation); (iii) the entry into or consummation by the Corporation or a Subsidiary of the Corporation of any transaction, or series of related transactions valued in the aggregate, involving consideration in excess of $5 million with any affiliate of the Corporation (other than Citigroup), other than (a) the Transactions, (b) transactions which are on terms substantially the same as or more favorable to the Corporation than those that would be available from an unaffiliated third party, and (c) transactions between or among any of the Corporation and its Wholly Owned Subsidiaries; (iv) any sale, lease, exchange or other disposition or any acquisition (by way of merger or consolidation, acquisition of stock, other securities or assets, or otherwise), in each case by the Corporation or any Subsidiary of the Corporation, directly or indirectly in a single transaction, or series of related transactions valued in the aggregate, involving consideration in excess of $100 million (other than acquisitions, dispositions and transfers of securities pursuant to portfolio investment decisions in the ordinary course of business and transactions to which the Corporation and one or more Wholly Owned Subsidiaries of the Corporation are the only parties); (v) any increase or decrease in the authorized capital stock of the Corporation or the creation of any class or series of capital stock of the Corporation; (vi) any issuance by the Corporation or any Subsidiary of the Corporation of any shares of its respective capital stock or any options, warrants or rights to acquire such capital stock or securities convertible into or exchangeable for capital stock, except (a) the issuance of shares of capital stock of a Wholly Owned Subsidiary of the Corporation to the Corporation or another Wholly Owned Subsidiary of the Corporation, (b) pursuant to the Transactions, and (c) pursuant to employee and agent stock incentive awards in the ordinary course of business; (vii) the dissolution, liquidation or winding up of the Corporation; (viii) the election, removal or filling of a vacancy in the office of the Chief Executive Officer of the Corporation; (ix) the declaration of dividends on any class or series of the capital stock of the Corporation except for quarterly cash dividends on the Common Stock in an amount not to exceed $0.06 per share; (x) the creation or incurrence of any issue of Indebtedness or series of related issuances of Indebtedness, or the guaranty of Indebtedness of any other Person, by the Corporation or any Subsidiary of the Corporation in excess of $100 million, except (a) in the ordinary course of the surety business of the Corporation's insurance subsidiaries, (b) pursuant to the Credit Facility, (c) guarantees given to states or insurance regulatory authorities thereof in connection with the licensing of the business of the Corporation or any Subsidiary of the Corporation in such jurisdiction and (d) any Indebtedness incurred in connection with the Concurrent Offering; or (xi) any change in the number of directors on the Board of Directors of the Corporation, the establishment of any committee of the Board of Directors of the Corporation, the nomination of the members of the Board of Directors of the Corporation or any committee thereof by the Board of Directors, the removal of any member of the Board of Directors of the Corporation or any committee thereof and the filling of newly created memberships and vacancies on the Board of Directors of the Corporation or any committees thereof.

            B. Except as otherwise provided below, for purposes of this Article TENTH, Citigroup and Operative Date shall have the meanings set forth in Article SEVENTH. In addition, for purposes of this Article TENTH:

                  (i) "Citigroup Inc." shall have the meaning set forth in Article NINTH;

                  (ii) "Concurrent Offering" shall mean the offering of the Corporation's Convertible Junior Subordinated Notes due 2032 described in the Corporation's Registration Statement on Form S-1 (No. 333-82388) to be completed contemporaneously with the Initial Public Offering;

                  (iii) "Corporation" shall mean the Corporation (and not any other corporation, partnership, joint venture, limited liability company, trust, association or other entity);

                  (iv) "Credit Facility" shall mean the Credit Agreement, dated as of April 13, 2001, between a Subsidiary of the Corporation and Citigroup;

                  (v) "Distribution" shall mean the pro rata distribution by Citigroup Inc. of shares of Common Stock to holders of Citigroup Inc. common stock in a transaction qualifying under Section 355 of the Internal Revenue Code of 1986, as amended;

                  (vi) "Indebtedness" shall mean, with respect to any Person, any liability of such Person in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments and shall also include (a) any liability of such Person under any agreement related to the fixing of interest rates on any Indebtedness and (b) any capitalized lease obligations of such Person (if and to the extent the same would appear on a balance sheet of such Person prepared in accordance with United States generally accepted accounting principles);

                  (vii) "Initial Public Offering" shall mean the initial public offering of Class A Common Stock as contemplated by the Corporation's Registration Statement on Form S-1 (No. 333-82388);

                  (viii) "Person" shall mean any individual, corporation, partnership, joint venture, limited liability company, association or other business entity and any trust, unincorporated organization or government or any agency or political subdivision thereof;

                  (ix) "Reorganization" shall mean the restructuring transactions of the Corporation entered into on or prior to the Initial Public Offering between the

Corporation and its Subsidiaries, on the one hand, and Citigroup (other than the Corporation and its Subsidiaries), on the other hand;

                  (x) "Subsidiary" of the Corporation shall include all corporations, partnerships, joint ventures, limited liability companies, associations and other entities (a) in which the Corporation owns (directly or indirectly) fifty percent (50%) or more of the outstanding voting stock, voting power, partnership interests or similar ownership interests, (b) of which the Corporation otherwise directly or indirectly controls or directs the policies or operations or (c) which would be considered subsidiaries of the Corporation within the meaning of Regulation S-K or Regulation S-X of the general rules and regulations under the Securities Act of 1933, as amended;

                  (xi) "Transactions" shall mean, collectively: (a) the Reorganization, (b) the Initial Public Offering, (c) the Concurrent Offering and
(d) the Distribution; and

                  (xii) "Wholly Owned Subsidiary" of the Corporation shall mean all Subsidiaries of the Corporation in which the Corporation owns (directly or indirectly) all of the outstanding voting stock, voting power, partnership interests or similar ownership interests, except for director's qualifying shares in nominal amount.

            C. Notwithstanding anything in this Certificate of Incorporation to the contrary and in addition to any vote of the Board of Directors required by this Certificate of Incorporation or the CBCA, until the occurrence of the Operative Date, the affirmative vote of at least eighty percent (80%) of the votes entitled to be cast thereon shall be required to alter, amend or repeal, or adopt any provision inconsistent with, any provision of this Article TENTH. Neither the alteration, amendment or repeal of this Article TENTH nor the adoption of any provision inconsistent with this Article TENTH shall eliminate or reduce the effect of this Article TENTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article TENTH, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

3. Articles ELEVENTH through SIXTEENTH shall be renumbered as Articles SEVENTH through TWELFTH, respectively.

                                                                PRELIMINARY COPY

TRAVELERS (logo)

                                ADMISSION TICKET
                       2003 Annual Meeting of Shareholders
                         April 24, 2003 at 10:00 a.m. at
         The Wadsworth Atheneum, 600 Main Street, Hartford, Connecticut

You should present this admission ticket in order to gain admittance to the meeting. This ticket admits only the shareholder(s) listed on the reverse side and is not transferable. If your shares are held in the name of a broker, trustee, bank or other nominee, you should bring a proxy or letter from the broker, trustee, bank or nominee confirming your beneficial ownership of the shares.

                                                                       2/20/2003
TRAVELERS (logo)

--------------------------------------------------------------------------------

                        TRAVELERS PROPERTY CASUALTY CORP.
                    Proxy Solicited by the Board of Directors
             for the Annual Meeting of Shareholders, April 24, 2003

      The undersigned hereby constitutes and appoints Robert I. Lipp, Jay S. Benet and James M. Michener, and each of them, the undersigned's true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of Travelers Property Casualty Corp. ("Travelers") to be held at the Wadsworth Atheneum, 600 Main Street, Hartford, Connecticut on Thursday, April 24, 2003 at 10:00 a.m. local time and at any adjournments or postponements thereof, and to vote as specified on this proxy all shares of Travelers Class A and Class B common stock as the undersigned would be entitled to vote if personally present, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side of this proxy.

      Shares of Travelers Class A and/or Class B common stock may be issued to or held for the account of the undersigned under Travelers employee plans under which voting rights attach to such shares, including without limitation, the Travelers 401(k) Savings Plan and the Travelers Property Casualty Corp. 2002 Stock Incentive Plan (any of such plans, a "Voting Plan"). If so, then the undersigned hereby directs the respective fiduciary or administrator of each Voting Plan to vote all shares of Travelers Class A and/or Class B common stock in the undersigned's name and/or account under such Voting Plan in accordance with the instructions given herein, at the Annual Meeting and at any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side of this proxy.

      You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Your shares cannot be voted by the proxies or the fiduciary or plan administrator of a Voting Plan unless you sign, date and return this proxy card or follow the instructions for telephone or Internet voting set forth on the reverse side.

      This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Proposals 1-5 and will be voted in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting. In the case of a Voting Plan, if no direction is made, the plan fiduciary or administrator will vote your shares held under a Voting Plan in accordance with terms of such Voting Plan.

      All of your shares of Travelers Class A and Class B common stock will be voted by the proxies or the fiduciary or plan administrator of a Voting Plan in the same manner without distinction as to class.

 IF NO BOXES ARE MARKED, THIS PROXY WILL BE VOTED IN THE MANNER DESCRIBED ABOVE

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                                       2/20/2003

--------------------------------------------------------------------------------
TRAVELERS (logo)

C/O Proxy Services
P.O. Box [______]
Farmingdale, NY [ZIP Code]

                                          YOU HAVE THREE WAYS TO VOTE:

                                          VOTE BY PHONE 1-800-690-6903
                                          1. Read the accompanying Proxy
                                          Statement and this proxy card.
                                          2. Call toll free 1-800-690-6903.
                                          3. Enter your 12 digit Control Number,
                                          shown below.
                                          4. Follow the simple recorded
                                          instructions.

                                          VOTE BY INTERNET: WWW.PROXYVOTE.COM

                                          1. Read the accompanying Proxy
                                          Statement and this proxy card.
                                          2. Go to website WWW.PROXYVOTE.COM.
                                          3. Enter your 12 digit Control Number,
                                          shown below.
                                          4. Follow the simple instructions.

                                          VOTE BY MAIL
                                          1. Mark, sign and date your proxy
                                          card.
                                          2. Return it in the enclosed postage
                                          paid envelope.

IF YOU SUBMIT YOUR PROXY BY TELEPHONE OR INTERNET, DO NOT RETURN YOUR PROXY
CARD.

                      THANK YOU FOR YOUR PROXY SUBMISSION.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: |_|

--------------------------------------------------------------------------------

DETACH AND RETURN THIS PORTION ONLY.
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS.

VOTE ON DIRECTORS

1.    Proposal to elect four directors to a three-year term.

      Nominees:

                                        Withhold
                                 For   Authority   For All
                                 All    For All    Except

      01) Kenneth J. Bialkin
      02) Clarence Otis, Jr.
      03) Jeffrey M. Peek
      04) Laurie J. Thomsen      |_|      |_|        |_|

      To withhold authority to vote for any individual nominee, mark "For All Except" and write the nominee's Number on the line below


      --------------------------------------------------------------------------

VOTE ON PROPOSALS

                                                          FOR   AGAINST  ABSTAIN

2.    Proposal to approve the Travelers Property
      Casualty Corp. 2002 Stock Incentive Plan            |_|     |_|      |_|

3.    Proposal to approve the Travelers Property
      Casualty Corp. Executive Performance Compensation
      Plan                                                |_|     |_|      |_|

4.    Proposal to approve certain amendments to
      Travelers Certificate of Incorporation              |_|     |_|      |_|

5.    Proposal to ratify the selection of KPMG LLP as
      Travelers independent auditors for 2003.            |_|     |_|      |_|


The signer(s) hereby acknowledge(s) receipt of the Notice of Annual Meeting of Shareholders and accompanying Proxy Statement. The signer(s) hereby revoke(s) all proxies heretofore given by the signer(s) to vote at said Annual Meeting and any adjournments or postponements thereof.

IF NO BOXES ARE MARKED, THIS PROXY WILL BE VOTED IN THE MANNER DESCRIBED ON THE REVERSE SIDE.

NOTE: Please sign exactly as name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, or on behalf of a corporation or other business entity, please give full title as such.

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Signature [PLEASE SIGN WITHIN BOX]                                          Date


--------------------------------------------------------------------------------


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Signature (Joint Owners)                                                    Date

|_|  Mark this box if you plan to attend the Annual Meeting.